CHL Mortgage Pass-Through Trust 2007-HY3
Issuing Entity
Final Term Sheet
$579,898,100 (Approximate)
CWMBS, Inc.
Depositor
Countrywide Home Loans, Inc.
Sponsor and Seller
Countrywide Home Loans Servicing LP
Master Servicer

     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.
     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.
     THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.
     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the free writing prospectus.
     The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS
DATED APRIL 27, 2007
Mortgage Pass-Through Certificates, Series 2007-HY3
Distributions payable monthly, beginning May 25, 2007

The issuing entity will issue certificates, including the following classes of certificates that are offered pursuant to this free writing prospectus and the accompanying prospectus:

	Initial Class			Initial Class
	Certificate			Certificate
	Balance/Initial	Pass-Through		Balance/Initial		Pass-Through
	Notional Amount (1)	Rate (2)		Notional Amount (1)		Rate (2)
Class 1-A-1	$24,442,000	Variable	Class 3-A-4 (3)	$190,337,000		Variable
Class 1-A-2	$1,246,000	Variable	Class 3-A-4X (3)	$190,337,000	(4)	Variable
Class 2-A-1 (3)	$66,878,000	Variable	Class 3-A-5 (3)	$190,337,000		Variable
Class 2-A-2	$3,409,000	Variable	Class 3-A-5X (3)	$190,337,000	(4)	Variable
Class 2-A-3 (3)	$25,107,606	Variable	Class 4-A-1 (3)	$249,193,000		Variable
Class 2-A-4 (3)	$41,770,394	Variable	Class 4-A-2	$12,702,000		Variable
Class 2-A-5 (3)	$14,665,008	Variable	Class 4-A-3 (3)	$249,193,000		Variable
Class 2-A-6 (3)	$52,212,992	Variable	Class 4-A-3X (3)	$249,193,000	(4)	Variable
Class 2-A-7 (3)	$66,878,000	Variable	Class 4-A-4 (3)	$249,193,000		Variable
Class 2-A-7X (3)	$66,878,000 (4)	Variable	Class 4-A-4X (3)	$249,193,000	(4)	Variable
Class 2-A-8 (3)	$66,878,000	Variable	Class 4-A-5 (3)	$249,193,000		Variable
Class 2-A-8X (3)	$66,878,000 (4)	Variable	Class 4-A-5X (3)	$249,193,000	(4)	Variable
Class 3-A-1 (3)	$190,337,000	Variable	Class A-R	$100		Variable
Class 3-A-2	$9,702,000	Variable	Class M	$10,849,000		Variable
Class 3-A-3 (3)	$190,337,000	Variable	Class B-1	$6,743,000		Variable
Class 3-A-3X (3)	$190,337,000 (4)	Variable	Class B-2	$4,397,000		Variable

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2)	The classes of certificates offered by this free writing prospectus, together with the method of calculating their pass-through rates and their initial ratings, are listed in the tables under “Summary—Description of the Certificates” that begin on page 7 of this free writing prospectus.

(3)	The Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-7X, Class 2-A-8, Class 2-A-8X, Class 3-A-3, Class 3-A-3X, Class 3-A-4, Class 3-A-4X, Class 3-A-5, Class 3-A-5X, Class 4-A-3, Class 4-A-3X, Class 4-A-4, Class 4-A-4X, Class 4-A-5 and Class 4-A-5X Certificates are exchangeable for certain proportions of the Class 2-A-1, Class 3-A-1 and Class 4-A-1 Certificates as described in this free writing prospectus. The maximum initial class certificate balances or notional amounts of the exchangeable certificates are set forth in the table but are not included in the aggregate class certificate balance of all of the certificates offered.

(4)	The Class 2-A-7X, Class 2-A-8X, Class 3-A-3X, Class 3-A-4X, Class 3-A-5X, Class 4-A-3X, Class 4-A-4X and Class 4-A-5X Certificates are interest-only notional amount certificates. The initial notional amounts are set forth above in the table but are not included in aggregate class certificate balance of all of the certificates offered.

Issuing Entity
CHL Mortgage Pass-Through Trust 2007-HY3, a common law trust formed under the laws of the State of New York.
Depositor
CWMBS, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.
Sponsor and Sellers
Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.
Master Servicer
Countrywide Home Loans Servicing LP
Trustee
The Bank of New York
Pooling and Servicing Agreement
The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.
Cut-off Date
For any mortgage loan, the later of April 1, 2007 and the origination date for that mortgage loan (referred to as the “cut-off date”).
Closing Date
On or about April 30, 2007.
The Mortgage Loans
The mortgage pool will consist of conventional, hybrid adjustable rate mortgage loans secured by first liens on one- to four-family residential properties with an aggregate principal balance of approximately $586,348,690 as of the cut-off date. Substantially all of the mortgage loans will have original terms to maturity of 30 years. The mortgage pool will be divided into four separate groups. Each group of mortgage loans is referred to as a “loan group.” The mortgage rate on each mortgage loan is fixed for a specified period after origination after which the mortgage rate adjusts based on a specified index.
The approximate aggregate stated principal balance of the mortgage loans in each loan group as of the cut-off date was as follows:

Loan	Aggregate Principal	Fixed Rate
Group	Balance	Period (months)
1	$26,998,213	36
2	$73,869,949	60
3	$210,235,801	84
4	$275,244,727	120
The statistical information presented in this free writing prospectus is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus. Any substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.
As of the cut-off date, the mortgage loans in loan group 1 had the following characteristics:

Aggregate Current Principal Balance	$26,998,213

Geographic Concentrations in excess of 10%:

California	35.64%

Florida	19.02%

Weighted Average Original Loan-to-Value Ratio	73.65%

Weighted Average Current Mortgage Rate	5.884%

Range of Current Mortgage Rates	4.250% to 6.875%

Average Current Principal Balance	$642,815

Range of Current Principal Balances	$418,500 to $1,536,500

Weighted Average Remaining Term to Maturity	357 months

Weighted Average FICO Credit Score	749 points

Weighted Average Gross Margin	2.266%

Weighted Average Maximum Mortgage Rate	11.851%

Weighted Average Minimum Mortgage Rate	2.266%
As of the cut-off date, the mortgage loans in loan group 2 had the following characteristics:

Aggregate Current Principal Balance	$73,869,949

Geographic Concentrations in excess of 10%:

California	46.93%

Weighted Average Original Loan-to-Value Ratio	73.72%

Weighted Average Current Mortgage Rate	5.909%

Range of Current Mortgage Rates	3.875% to 7.000%

Average Current Principal Balance	$647,982

Range of Current Principal Balances	$420,000 to $2,500,000

Weighted Average Remaining Term to Maturity	361 months

Weighted Average FICO Credit Score	746 points

Weighted Average Gross Margin	2.261%

Weighted Average Maximum Mortgage Rate	10.942%

Weighted Average Minimum Mortgage Rate	2.261%
As of the cut-off date, the mortgage loans in loan group 3 had the following characteristics:

Aggregate Current Principal Balance	$210,235,801

Geographic Concentrations in excess of 10%:

California	45.90%

Weighted Average Original Loan-to-Value Ratio	72.55%

Weighted Average Current Mortgage Rate	6.002%

Range of Current Mortgage Rates	4.750% to 7.375%

Average Current Principal Balance	$637,078

Range of Current Principal Balances	$420,000 to $2,000,000

Weighted Average Remaining Term to Maturity	360 months

Weighted Average FICO Credit Score	745 points

Weighted Average Gross Margin	2.252%

Weighted Average Maximum Mortgage Rate	11.008%

Weighted Average Minimum Mortgage Rate	2.252%
As of the cut-off date, the mortgage loans in loan group 4 had the following characteristics:

Aggregate Current Principal Balance	$275,244,727

Geographic Concentrations in excess of 10%:

California	63.96%

Weighted Average Original Loan-to-Value Ratio	72.94%

Weighted Average Current Mortgage Rate	6.183%

Range of Current Mortgage Rates	5.500% to 8.500%

Average Current Principal Balance	$660,059

Range of Current Principal Balances	$420,000 to $2,375,900

Weighted Average Remaining Term to Maturity	361 months

Weighted Average FICO Credit Score	746 points

Weighted Average Gross Margin	2.250%

Weighted Average Maximum Mortgage Rate	11.183%

Weighted Average Minimum Mortgage Rate	2.250%
Relationship Between the Loan Groups and the Certificate Groups
The numeric prefix for each class of senior certificates designates the group of senior certificates to which that class belongs and corresponds to the loan group with the same number. For example, the certificates with a “1” prefix are sometimes referred to in this free writing prospectus as the “group 1 senior certificates, the certificates with a “2” prefix are sometimes referred to in this free writing prospectus as the “group 2 senior certificates and so forth. The Class A-R Certificates are part of the group 1 senior certificates. The subordinated certificates correspond to the mortgage loans in each loan group. The certificates generally receive distributions based on principal and interest collected from the mortgage loans in the corresponding loan group or loan groups.

Description of the Certificates
The issuing entity will issue the following classes of certificates:

	Initial Class Certificate
	Balance/
	Initial Notional Amount		Initial Rating	Initial Rating
Class	(1)	Type	(S&P) (2)	(Moody’s) (2)
Offered Certificates

Class 1-A-1	$24,442,000	Senior/Variable Pass-Through Rate/Super Senior	AAA	Aaa

Class 1-A-2	$1,246,000	Senior/Variable Pass-Through Rate/Support	AAA	Aa1

Class 2-A-1	$66,878,000	Senior/Variable Pass-Through Rate/Super Senior/Depositable (3)	AAA	Aaa

Class 2-A-2	$3,409,000	Senior/Variable Pass-Through Rate/Support	AAA	Aa1

Class 2-A-3	$25,107,606	Senior/Variable Pass-Through Rate/Super Senior/Exchangeable (3)	AAA	Aaa

Class 2-A-4	$41,770,394	Senior/Variable Pass-Through Rate/Super Senior/Exchangeable (3)	AAA	Aaa

Class 2-A-5	$14,665,008	Senior/Variable Pass-Through Rate/Super Senior/Exchangeable (3)	AAA	Aaa

Class 2-A-6	$52,212,992	Senior/Variable Pass-Through Rate/Super Senior/Exchangeable (3)	AAA	Aaa

Class 2-A-7	$66,878,000	Senior/Variable Pass-Through Rate/Super Senior/Exchangeable (3)	AAA	Aaa

Class 2-A-7X	$66,878,000	Senior/Variable Pass-Through Rate/Interest-Only/Notional Amount/Exchangeable (3)	AAA	Aaa

Class 2-A-8	$66,878,000	Senior/Variable Pass-Through Rate/Super Senior/Exchangeable (3)	AAA	Aaa

Class 2-A-8X	$66,878,000	Senior/Variable Pass-Through Rate/Interest-Only/Notional Amount/Exchangeable (3)	AAA	Aaa

Class 3-A-1	$190,337,000	Senior/Variable Pass-Through Rate/Super Senior/Depositable (3)	AAA	Aaa

Class 3-A-2	$9,702,000	Senior/Variable Pass-Through Rate/Support	AAA	Aa1

Class 3-A-3	$190,337,000	Senior/Variable Pass-Through Rate/Super Senior/Exchangeable (3)	AAA	Aaa

Class 3-A-3X	$190,337,000	Senior/Variable Pass-Through Rate/Interest-Only/Notional Amount/Exchangeable (3)	AAA	Aaa

Class 3-A-4	$190,337,000	Senior/Variable Pass-Through Rate/Super Senior/Exchangeable (3)	AAA	Aaa

Class 3-A-4X	$190,337,000	Senior/Variable Pass-Through Rate/Interest-Only/Notional Amount/Exchangeable (3)	AAA	Aaa

Class 3-A-5	$190,337,000	Senior/Variable Pass-Through Rate/Super Senior/Exchangeable (3)	AAA	Aaa

	Initial Class Certificate
	Balance/
	Initial Notional Amount		Initial Rating	Initial Rating
Class	(1)	Type	(S&P) (2)	(Moody’s) (2)
Class 3-A-5X	$190,337,000	Senior/Variable Pass-Through Rate/Interest-Only/Notional Amount/Exchangeable (3)	AAA	Aaa

Class 4-A-1	$249,193,000	Senior/Variable Pass-Through Rate/Super Senior/Depositable (3)	AAA	Aaa

Class 4-A-2	$12,702,000	Senior/Variable Pass-Through Rate/Support	AAA	Aa1

Class 4-A-3	$249,193,000	Senior/Variable Pass-Through Rate/Super Senior/Exchangeable (3)	AAA	Aaa

Class 4-A-3X	$249,193,000	Senior/Variable Pass-Through Rate/Interest-Only/Notional Amount/Exchangeable (3)	AAA	Aaa

Class 4-A-4	$249,193,000	Senior/Variable Pass-Through Rate/Super Senior/Exchangeable (3)	AAA	Aaa

Class 4-A-4X	$249,193,000	Senior/Variable Pass-Through Rate/Interest-Only/Notional Amount/Exchangeable (3)	AAA	Aaa

Class 4-A-5	$249,193,000	Senior/Variable Pass-Through Rate/Super Senior/Exchangeable (3)	AAA	Aaa

Class 4-A-5X	$249,193,000	Senior/Variable Pass-Through Rate/Interest-Only/Notional Amount/Exchangeable (3)	AAA	Aaa

Class A-R	$100	Senior/Variable Pass-Through Rate/Residual	AAA	Aaa

Class M	$10,849,000	Subordinate/Variable-Pass Through Rate	AA	Aa2

Class B-1	$6,743,000	Subordinate/Variable-Pass Through Rate	A	A2

Class B-2	$4,397,000	Subordinate/Variable-Pass Through Rate	BBB	Baa2

Non-Offered Certificates(4)
Class B-3	$2,638,000	Subordinate/Variable-Pass Through Rate

Class B-4	$2,346,000	Subordinate/Variable-Pass Through Rate

Class B-5	$1,466,590	Subordinate/Variable-Pass Through Rate

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2)	The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”). The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)	Certain proportions of the Class 2-A-1, Class 3-A-1 and Class 4-A-1 Certificates may be deposited in exchange for certain proportions of the Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-7X, Class 2-A-8, Class 2-A-8X, Class 3-A-3, Class 3-A-3X, Class 3-A-4, Class 3-A-4X, Class 3-A-5, Class 3-A-5X, Class 4-A-3, Class 4-A-3X, Class 4-A-4, Class 4-A-4X, Class 4-A-5 and Class 4-A-5X Certificates, as

applicable. The maximum initial class certificate balance or notional amount of each class of Exchangeable Certificates is set forth in the table.

(4)	The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

				Interest Accrual
Class	Related Loan Group	Pass-Through Rate	Interest Accrual Period	Convention
Offered Certificates
Class 1-A-1	1	(1)	calendar month (2)	30/360	(3)
Class 1-A-2	1	(1)	calendar month (2)	30/360	(3)
Class 2-A-1	2	(4)	calendar month (2)	30/360	(3)
Class 2-A-2	2	(4)	calendar month (2)	30/360	(3)
Class 2-A-3	2	(5)	calendar month (2)	30/360	(3)
Class 2-A-4	2	(6)	calendar month (2)	30/360	(3)
Class 2-A-5	2	(7)	calendar month (2)	30/360	(3)
Class 2-A-6	2	(8)	calendar month (2)	30/360	(3)
Class 2-A-7	2	(9)	calendar month (2)	30/360	(3)
Class 2-A-7X	2	(10)	calendar month (2)	30/360	(3)
Class 2-A-8	2	(9)	calendar month (2)	30/360	(3)
Class 2-A-8X	2	(10)	calendar month (2)	30/360	(3)
Class 3-A-1	3	(11)	calendar month (2)	30/360	(3)
Class 3-A-2	3	(11)	calendar month (2)	30/360	(3)
Class 3-A-3	3	(12)	calendar month (2)	30/360	(3)
Class 3-A-3X	3	(13)	calendar month (2)	30/360	(3)
Class 3-A-4	3	(12)	calendar month (2)	30/360	(3)
Class 3-A-4X	3	(13)	calendar month (2)	30/360	(3)
Class 3-A-5	3	(12)	calendar month (2)	30/360	(3)
Class 3-A-5X	3	(13)	calendar month (2)	30/360	(3)
Class 4-A-1	4	(14)	calendar month (2)	30/360	(3)
Class 4-A-2	4	(14)	calendar month (2)	30/360	(3)
Class 4-A-3	4	(15)	calendar month (2)	30/360	(3)
Class 4-A-3X	4	(16)	calendar month (2)	30/360	(3)
Class 4-A-4	4	(15)	calendar month (2)	30/360	(3)
Class 4-A-4X	4	(16)	calendar month (2)	30/360	(3)
Class 4-A-5	4	(15)	calendar month (2)	30/360	(3)
Class 4-A-5X	4	(16)	calendar month (2)	30/360	(3)
Class A-R	1	(1)	calendar month (2)	30/360	(3)
Class M	1, 2, 3 and 4	(17)	calendar month (2)	30/360	(3)
Class B-1	1, 2, 3 and 4	(17)	calendar month (2)	30/360	(3)
Class B-2	1, 2, 3 and 4	(17)	calendar month (2)	30/360	(3)

Non-Offered Certificates
Class B-3	1, 2, 3 and 4	(17)	calendar month (2)	30/360	(3)
Class B-4	1, 2, 3 and 4	(17)	calendar month (2)	30/360	(3)
Class B-5	1, 2, 3 and 4	(17)	calendar month (2)	30/360	(3)

(1)	The pass-through rate for these classes of certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 1. The pass-through rate for the interest accrual period related to the first distribution date is expected to be approximately 5.69983% per annum.

(2)	The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(3)	Interest will accrue at the rate described in this table on the basis of a 360-day year divided into twelve 30-day months.

(4)	The pass-through rate for these classes of certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 2. The pass-through rate for the interest accrual period related to the first distribution date is expected to be approximately 5.71928% per annum.

(5)	The pass-through rate for the Class 2-A-3 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 2 plus 0.78072%. The pass-through rate for the interest accrual period related to the first distribution date is expected to be approximately 6.50000% per annum.

(6)	The pass-through rate for the Class 2-A-4 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 2 minus 0.46928%. The pass-through rate for the interest accrual period related to the first distribution date is expected to be approximately 5.25000% per annum.

(7)	The pass-through rate for the Class 2-A-5 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 2 plus 0.78072%. The pass-through rate for the interest accrual period related to the first distribution date is expected to be approximately 6.50000% per annum.

(8)	The pass-through rate for the Class 2-A-6 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 2 minus 0.21928%. The pass-through rate for the interest accrual period related to the first distribution date is expected to be approximately 5.50000% per annum.

(9)	The pass-through rates for the Class 2-A-7 and Class 2-A-8 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 2 minus the pass-through rate of the Class 2-A-7X and Class 2-A-8X Certificates, respectively. The pass-through rates for the Class 2-A-7 and Class 2-A-8 Certificates for the interest accrual period related to the first distribution date are expected to be approximately 5.25000% and 5.50000% per annum, respectively.

(10)	The pass-through rates for the Class 2-A-7X and Class 2-A-8X Certificates for the interest accrual period related to any distribution date (x) prior to the distribution date in May 2012, will be 0.46928% and 0.21928%, respectively, and (y) on or after the distribution date in May 2012 will be 0.00000%.

(11)	The pass-through rate for these classes of certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 3. The pass-through rate for the interest accrual period related to the first distribution date is expected to be approximately 5.81834% per annum.

(12)	The pass-through rates for the Class 3-A-3, Class 3-A-4 and Class 3-A-5 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 3 minus the pass-through rate of the Class 3-A-3X, Class 3-A-4X and Class 3-A-5X Certificates, respectively. The pass-through rates for the Class 3-A-3, Class 3-A-4 and Class 3-A-5 Certificates for the interest accrual period related to the first distribution date are expected to be approximately 5.50000%, 5.62500% and 5.75000% per annum, respectively.

(13)	The pass-through rates for the Class 3-A-3X, Class 3-A-4X and Class 3-A-5X Certificates for the interest accrual period related to any distribution date (x) prior to the distribution date in May 2014, will be 0.31834%, 0.19334% and 0.06834%, respectively, and (y) on or after the distribution date in May 2014 will be 0.00000%.

(14)	The pass-through rate for these classes of certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 4. The pass-through rate for the interest accrual period related to the first distribution date is expected to be approximately 5.99889% per annum.

(15)	The pass-through rates for the Class 4-A-3, Class 4-A-4 and Class 4-A-5 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 4 minus the pass-through rate of the Class 4-A-3X, Class 4-A-4X and Class 4-A-5X Certificates, respectively. The pass-through rates for the Class 4-A-3, Class 4-A-4 and Class 4-A-5 Certificates for the interest accrual period related to the first distribution date are expected to be approximately 5.50000%, 5.62500% and 5.75000% per annum, respectively.

(16)	The pass-through rates for the Class 4-A-3X, Class 4-A-4X and Class 4-A-5X Certificates for the interest accrual period related to any distribution date (x) prior to the distribution date in May 2017, will be 0.49889%, 0.37389% and 0.24889%, respectively, and (y) on or after the distribution date in May 2017 will be 0.00000%.

(17)	The pass-through rate for each class of subordinated certificates for the interest accrual period related to any distribution date will be equal to the sum of the following for each loan group:
(i) the product of
(1) the weighted average adjusted net mortgage rate of the mortgage loans in that loan group as of the first day of the prior calendar month (after giving effect to principal prepayments in the prepayment period related to that due date); and
(2) the subordinated portion balance of that loan group for that distribution date, divided by
(ii) the sum of the subordinated portion balances for each loan group for that distribution date.
The pass-through rate for the interest accrual period related to the first distribution date is expected to be approximately 5.88515% per annum.

Designations
We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

Designation	Classes of Certificates
Senior Certificates	Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 3-A-1, Class 3-A-2, Class 4-A-1, Class 4-A-2 and Class A-R Certificates

Class A Certificates	Senior Certificates and Exchangeable Certificates

Notional Amount Certificates	Class 2-A-7X, Class 2-A-8X, Class 3-A-3X, Class 3-A-4X, Class 3-A-5X, Class 4-A-3X, Class 4-A-4X and Class 4-A-5X Certificates

Depositable Certificates	Class 2-A-1, Class 3-A-1 and Class 4-A-1 Certificates

Exchangeable Certificates	Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-7X, Class 2-A-8, Class 2-A-8X, Class 3-A-3, Class 3-A-3X, Class 3-A-4, Class 3-A-4X, Class 3-A-5, Class 3-A-5X, Class 4-A-3, Class 4-A-3X, Class 4-A-4, Class 4-A-4X, Class 4-A-5 and Class 4-A-5X Certificates

Subordinated Certificates	Class M and Class B Certificates

Class B Certificates	Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates

Offered Certificates	Class A Certificates, Class M, Class B-1 and Class B-2 Certificates
Record Date
The record date for each class of certificates and any distribution date will be the last business day of the month preceding the month of that distribution date.
Denominations
Offered Certificates other than the Class A-R Certificates:
$25,000 and multiples of $1 in excess thereof.
Class A-R Certificates:
Two certificates of $99.99 and $0.01, respectively.
Registration of Certificates
Offered Certificates other than the Class A-R Certificates:
Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.
Class A-R Certificates:
Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.
Distribution Dates
We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions on the next business day. The first distribution is scheduled for May 25, 2007.
Last Scheduled Distribution Date
The last scheduled distribution date for the offered certificates is the distribution date in June 2047. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.
Interest Payments
The interest accrual period, interest accrual convention and method of calculating the pass-through rate for each class of interest-bearing certificates is shown in the table on page 10.
On each distribution date, to the extent funds are available, each class of certificates will be entitled to receive:
•	interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount of that class immediately prior to that distribution date; and
•	any interest remaining unpaid from prior distribution dates; less
•	any net interest shortfalls allocated to that class for that distribution date.
On each distribution date, each class of exchangeable certificates will be entitled to receive a proportionate share of the amounts distributed as interest on the related depositable certificates that have been deposited.
Allocation of Interest Shortfalls:
For any distribution date, the interest entitlement for each class of certificates will be reduced by the amount of net interest shortfalls experienced by the related mortgage loans resulting from:
•	prepayments on the mortgage loans; and
•	reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.
Net interest shortfalls for the mortgage loans in a loan group on any distribution date will be allocated pro rata among all classes of senior certificates related to that loan group and the subordinated certificates, based on their respective entitlements (or in the case of the subordinated certificates, their respective entitlements arising from the portion of the mortgage loans in that loan group evidenced by the subordinated certificates), in each case before taking into account any reduction in the amounts from net interest shortfalls.
If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the certificates related to that loan group in the order described below under “—Priority of Distributions Among Certificates”, interest will be distributed on each class of related certificates of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date. Any unpaid interest amount carried forward will not bear interest.
On each distribution date, each class of exchangeable certificates will be allocated a proportionate share of the net interest shortfalls allocated to the related depositable certificates that have been deposited.
Principal Payments
On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.
Generally, principal collections from the mortgage loans in a loan group are allocated to the related senior certificates as set forth below, and any remainder is allocated to the subordinated certificates:
•	in the case of scheduled principal collections on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of the related senior certificates to the principal balance of the mortgage loans in that loan group; and
•	in the case of principal prepayments on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the seventh anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.
Notwithstanding the foregoing,
•	no decrease in the senior prepayment percentage related to a loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans in each loan group are satisfied; and
•	if the subordination percentage meets a certain threshold and certain conditions related to the loss and delinquency performance of the mortgage loans in that loan group and in the other loan groups are satisfied (referred to as the “two-times test”), each senior prepayment percentage will step down prior to the seventh anniversary of the first distribution date, and will be a smaller percentage than would be the case if the two times test were not met.

Principal will be distributed on each class of certificates entitled to receive principal distributions as described below under “—Amounts Available for Distributions on the Certificates.”
On each distribution date, each class of exchangeable certificates (other than any notional amount certificates) will be entitled to receive a proportionate share of the amounts distributed as principal of the related depositable certificates that have been deposited.
The notional amount certificates do not have class certificate balances but will bear interest during each interest accrual period on their respective outstanding notional amounts.
Exchanging Certificates Through Combination and Recombination
Depositable certificates may be exchanged for a proportionate interest in one or more classes of exchangeable certificates as shown on Annex I. Depositable certificates can be exchanged for the exchangeable certificates by notifying the trustee, depositing the correct proportions of the applicable depositable certificates and paying an exchange fee. Principal of and interest on the depositable certificates so deposited is used to pay principal of and interest on the related exchangeable certificates. Annex I lists the available combinations of the depositable certificates eligible for exchange for the exchangeable certificates.
Amounts Available for Distributions on the Certificates
The amount available for distributions on the certificates on any distribution date will generally be calculated on a loan group by loan group basis and will consist of the following amounts for the mortgage loans in each loan group (after the fees and expenses described under the next heading are subtracted):
•	all scheduled installments of interest and principal due and received on the mortgage loans in the loan group in the applicable period, together with any advances with respect to them;
•	all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in the loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures;
•	net proceeds from the liquidation of defaulted mortgage loans in the loan group by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);
•	subsequent recoveries with respect to the mortgage loans in the loan group;
•	partial or full prepayments of the mortgage loans in the loan group collected during the applicable period, together with interest paid in connection with the prepayments (other than certain excess amounts payable to the master servicer) and the compensating interest; and
•	any substitution adjustment amount or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or purchased by the master servicer during the applicable period.
Fees and Expenses
The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:
•	the master servicing fee and additional servicing compensation;
•	the pro rata portion of the trustee fee due to the trustee;
•	lender paid mortgage insurance premiums, if any;
•	the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement; and
•	all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.
Any amounts paid from the amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.
Servicing Compensation
Master Servicing Fee:
The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.175% per annum until the end of the loan’s initial fixed-rate period (including the date of adjustment of the mortgage rate) and multiplied by 0.200% per annum thereafter.
Additional Servicing Compensation:
The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees, prepayment charges and other similar charges and all reinvestment income earned on amounts on deposit in certain of the issuing entity’s accounts and excess proceeds with respect to mortgage loans as described under “Description of the Certificates—Priority of Distributions Among Certificates”.
Source and Priority of Distributions:
The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.
Priority of Distributions
Priority of Distributions Among Certificates
In general, on any distribution date, available funds for each loan group will be distributed in the following order:
•	to interest on the interest-bearing classes of senior certificates related to that loan group, pro rata, based on their respective interest entitlements;
•	to principal of the classes of the senior certificates relating to that loan group, in the order and subject to the priorities set forth below;
•	to interest on and principal of, as applicable, the classes of the senior certificates not relating to that loan group, in the order and subject to the priorities described under “Description of the Certificates—Principal—Transfer Payments” in this free writing prospectus;
•	from remaining available funds from all of the loan groups, to interest on and then principal of each class of subordinated certificates, in the order of their priority of distribution, beginning with the Class M Certificates, in each case subject to the limitations set forth below; and
•	from any remaining available funds, to the Class A-R Certificates.
Principal
On each distribution date, the principal amount related to a loan group will be distributed as described above under “—Priority of Distributions Among Certificates” as principal first with respect to the related classes of senior certificates in an amount up to the related senior principal distribution amount, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount.
Senior Certificates:
On each distribution date, the principal amount related to a loan group, up to the amount of the related senior principal distribution amount, will be distributed as principal of the following classes of senior certificates, as follows:
•	with respect to loan group 1, sequentially,
•	to the Class A-R Certificates, until its class certificate balance is reduced to zero, and

•	concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero,
•	with respect to loan group 2, concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero,
•	with respect to loan group 3, concurrently, to the Class 3-A-1 and Class 3-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero, and

•	with respect to loan group 4, concurrently, to the Class 4-A-1 and Class 4-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero.
Subordinated Certificates; Applicable Credit Support Percentage Trigger:
     On each distribution date, to the extent of available funds available therefor, the principal amount related to each loan group, up to the related subordinated principal distribution amount, will be distributed as principal of the subordinated certificates in order of seniority, beginning with the Class M Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the related subordinated principal distribution amount (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class (referred to as a “restricted class”), the restricted class will not receive distributions of principal prepayments. Instead, the portion of principal prepayments otherwise distributable to each restricted class will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.
Allocation of Realized Losses
     On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated in the following order:
•	to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding with the lowest distribution priority, until their respective class certificate balances are reduced to zero, and
•	to the related classes of senior certificates as follows, until their respective class certificate balances are reduced to zero,
•	in the case of loan group 1, sequentially, to the Class 1-A-2 and Class 1-A-1 Certificates, in that order,

•	in the case of loan group 2, sequentially, to the Class 2-A-2 and Class 2-A-1 Certificates, in that order,

•	in the case of loan group 3, sequentially, to the Class 3-A-2 and Class 3-A-1 Certificates, in that order, and

•	in the case of loan group 4, sequentially, to the Class 4-A-2 and Class 4-A-1 Certificates, in that order.
On each distribution date, the class certificate balance of each class of exchangeable certificates (other than any notional amount certificates) will be reduced by a proportionate share of the amount of the realized losses allocated on that distribution date to the related depositable certificates that have been deposited.
In addition, if, on any distribution date, following all distributions and the allocation of realized losses, the aggregate class certificate balance of all classes of certificates exceeds the pool principal balance, then the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of the excess.
Credit Enhancement
The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.
Subordination
The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.
Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second to the senior certificates related to that loan group in accordance with the priorities set forth above under “—Allocation of Realized Losses.”
Additionally, as described above under “—Principal Payments,” unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of the principal prepayments between the related senior certificates and the subordinated certificates) will equal or exceed the related senior percentage (which represents the related senior certificates’ pro rata percentage interest in the mortgage loans in the related loan group). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the related senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage loans in a loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the related senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.
Advances
The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.
Repurchase, Substitution and Purchase of Mortgage Loans
The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.
The master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more according to the MBA Method.
If a borrower requests a reduction to the mortgage rate for the related mortgage loan, the master servicer is required to agree to that reduction if Countrywide Home Loans, Inc., in its corporate capacity, agrees to purchase that mortgage loan from the issuing entity. Countrywide Home Loans, Inc. will be obligated to purchase that mortgage loan upon modification of the mortgage rate by the master servicer.
The purchase price for any mortgage loans repurchased by a seller or purchased by the master servicer will generally be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the related master servicing fee rate).
Optional Termination
The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.
Tax Status
For federal income tax purposes, the issuing entity will be composed of multiple entities consisting of a trust beneath which are one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue several classes of uncertificated REMIC regular interests, all of which will be held in trust, and a single class of REMIC residual interest. The senior and subordinated certificates (including the depositable certificates and the exchangeable certificates) will represent beneficial ownership of one or more of the uncertificated Master REMIC regular interests held in trust. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA Considerations
The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.
Legal Investment
The senior certificates and the Class M Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-1 and Class B-2 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore will not be mortgage related securities for purposes of that Act.

Description of the Certificates
     The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.
     The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.
     The Mortgage Pass-Through Certificates, Series 2007-HY3 will consist of the Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-7X, Class 2-A-8, Class 2-A-8X, Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-A-3X, Class 3-A-4, Class 3-A-4X, Class 3-A-5, Class 3-A-5X, Class 4-A-1, Class 4-A-2, Class 4-A-3, Class 4-A-3X, Class 4-A-4, Class 4-A-4X, Class 4-A-5, Class 4-A-5X, Class A-R, Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates. Only the classes of certificates listed on page 3 are offered by this free writing prospectus (the “offered certificates”). The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.
     When describing the certificates in this free writing prospectus, we use the following terms:

Designation	Classes of Certificates
Senior Certificates	Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 3-A-1, Class 3-A-2, Class 4-A-1, Class 4-A-2 and Class A-R Certificates

Class A Certificates	Senior Certificates and Exchangeable Certificates

Notional Amount Certificates	Class 2-A-7X, Class 2-A-8X, Class 3-A-3X, Class 3-A-4X, Class 3-A-5X, Class 4-A-3X, Class 4-A-4X and Class 4-A-5X Certificates

Depositable Certificates	Class 2-A-1, Class 3-A-1 and Class 4-A-1 Certificates

Exchangeable Certificates	Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-7X, Class 2-A-8, Class 2-A-8X, Class 3-A-3, Class 3-A-3X, Class 3-A-4, Class 3-A-4X, Class 3-A-5, Class 3-A-5X, Class 4-A-3, Class 4-A-3X, Class 4-A-4, Class 4-A-4X, Class 4-A-5 and Class 4-A-5X Certificates

Subordinated Certificates	Class M and Class B Certificates

Class B Certificates	Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates

Offered Certificates	Class A Certificates, Class M, Class B-1 and Class B-2 Certificates
The certificates are generally referred to as the following types:

Class	Type
Class 1-A-1 Certificates	Senior/Variable Pass-Through Rate/Super Senior

Class 1-A-2 Certificates	Senior/Variable Pass-Through Rate/Support

Class 2-A-1 Certificates	Senior/Variable Pass-Through Rate/Super Senior/Depositable

Class 2-A-2 Certificates	Senior/Variable Pass-Through Rate/Support

Class	Type
Class 2-A-3 Certificates	Senior/Variable Pass-Through Rate/Super Senior/Exchangeable

Class 2-A-4 Certificates	Senior/Variable Pass-Through Rate/Super Senior/Exchangeable

Class 2-A-5 Certificates	Senior/Variable Pass-Through Rate/Super Senior/Exchangeable

Class 2-A-6 Certificates	Senior/Variable Pass-Through Rate/Super Senior/Exchangeable

Class 2-A-7 Certificates	Senior/Variable Pass-Through Rate/Super Senior/Exchangeable

Class 2-A-7X Certificates	Senior/Variable Pass-Through Rate/Interest-Only/Notional Amount/Exchangeable

Class 2-A-8 Certificates	Senior/Variable Pass-Through Rate/Super Senior/Exchangeable

Class 2-A-8X Certificates	Senior/Variable Pass-Through Rate/Interest-Only/Notional Amount/Exchangeable

Class 3-A-1 Certificates	Senior/Variable Pass-Through Rate/Super Senior/Depositable

Class 3-A-2 Certificates	Senior/Variable Pass-Through Rate/Support

Class 3-A-3 Certificates	Senior/Variable Pass-Through Rate/Super Senior/Exchangeable

Class 3-A-3X Certificates	Senior/Variable Pass-Through Rate/Interest-Only/Notional Amount/Exchangeable

Class 3-A-4 Certificates	Senior/Variable Pass-Through Rate/Super Senior/Exchangeable

Class 3-A-4X Certificates	Senior/Variable Pass-Through Rate/Interest-Only/Notional Amount/Exchangeable

Class 3-A-5 Certificates	Senior/Variable Pass-Through Rate/Super Senior/Exchangeable

Class 3-A-5X Certificates	Senior/Variable Pass-Through Rate/Interest-Only/Notional Amount/Exchangeable

Class 4-A-1 Certificates	Senior/Variable Pass-Through Rate/Super Senior/Depositable

Class 4-A-2 Certificates	Senior/Variable Pass-Through Rate/Support

Class 4-A-3 Certificates	Senior/Variable Pass-Through Rate/Super Senior/Exchangeable

Class 4-A-3X Certificates	Senior/Variable Pass-Through Rate/Interest-Only/Notional Amount/Exchangeable

Class 4-A-4 Certificates	Senior/Variable Pass-Through Rate/Super Senior/Exchangeable

Class 4-A-4X Certificates	Senior/Variable Pass-Through Rate/Interest-Only/Notional Amount/Exchangeable

Class 4-A-5 Certificates	Senior/Variable Pass-Through Rate/Super Senior/Exchangeable

Class 4-A-5X Certificates	Senior/Variable Pass-Through Rate/Interest-Only/Notional Amount/Exchangeable

Class A-R Certificates	Senior/Variable Pass-Through Rate/Residual

Subordinated Certificates	Subordinate/Variable-Pass Through Rate

          The senior certificates will have an initial aggregate Class Certificate Balance of approximately $557,909,100 and will evidence in the aggregate an initial beneficial ownership interest of approximately 95.15% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

Class of Subordinated	Initial Beneficial Ownership
Certificates	Interest
Class M	1.85%
Class B-1	1.15%
Class B-2	0.75%
Class B-3	0.45%
Class B-4	0.40%
Class B-5	0.25%
          The initial Class Certificate Balances of the certificates may vary in the aggregate by plus or minus 5%.
Calculation of Class Certificate Balance
     The “Class Certificate Balance” of any class of certificates (other than the Notional Amount Certificates) as of any date is the initial Class Certificate Balance of the class reduced by the sum of:
•	all amounts previously distributed to holders of certificates of the class as payments of principal, and

•	the amount of Realized Losses allocated to the class;
          provided, however, that the Class Certificate Balances of the classes to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries for a loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates.
          In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of Realized Losses on any Distribution Date, exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that Due Date).
Senior Certificate Groups
          The Class 1-A-1, Class 1-A-2 and Class A-R Certificates relate to loan group 1, the Class 2-A-1 and Class 2-A-2 Certificates relate to loan group 2, the Class 3-A-1 and Class 3-A-2 Certificates relate to loan group 3 and the Class 4-A-1 and Class 4-A-2 Certificates relate to loan group 4. The classes of senior certificates related to a particular loan group are referred to as a “senior certificate group.”
Subordinated Portions
          A portion of each loan group is related to the subordinated certificates (each, a "Subordinated Portion”). The principal balance of each Subordinated Portion (the “Subordinated Portion Balance”) for any Distribution Date will be equal to the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date), over the aggregate Class Certificate Balance of the related senior certificates immediately prior to such Distribution Date.

Notional Amount Certificates
          The Class 2-A-7X, Class 2-A-8X, Class 3-A-3X, Class 3-A-4X, Class 3-A-5X, Class 4-A-3X, Class 4-A-4X and Class 4-A-5X Certificates are Notional Amount Certificates.
          The notional amount for any Distribution Date and:
•	the Class 2-A-7X Certificates will equal the Class Certificate Balance of the Class 2-A-7 Certificates immediately prior to such Distribution Date;

•	the Class 2-A-8X Certificates will equal the Class Certificate Balance of the Class 2-A-8 Certificates immediately prior to such Distribution Date;

•	the Class 3-A-3X Certificates will equal the Class Certificate Balance of the Class 3-A-3 Certificates immediately prior to such Distribution Date;

•	the Class 3-A-4X Certificates will equal the Class Certificate Balance of the Class 3-A-4 Certificates immediately prior to such Distribution Date;

•	the Class 3-A-5X Certificates will equal the Class Certificate Balance of the Class 3-A-5 Certificates immediately prior to such Distribution Date;

•	the Class 4-A-3X Certificates will equal the Class Certificate Balance of the Class 4-A-3 Certificates immediately prior to such Distribution Date;

•	the Class 4-A-4X Certificates will equal the Class Certificate Balance of the Class 4-A-4 Certificates immediately prior to such Distribution Date; and

•	the Class 4-A-5X Certificates will equal the Class Certificate Balance of the Class 4-A-5 Certificates immediately prior to such Distribution Date.
Book-Entry Certificates; Denominations
          The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that in the aggregate will equal the initial Class Certificate Balance of each class of certificates and that will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount or notional amount of $25,000 and integral multiples of $1 in excess thereof. The depositor has been informed by the depository that its nominee will be CEDE & Co. (“CEDE”). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Securities—Book-Entry Registration of Securities,” no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.
          Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

          For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Securities —Book-Entry Registration of Securities” in the prospectus.
          Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.
Payments on Mortgage Loans; Accounts
          Certificate Account. On or before the closing date, the master servicer will establish an account (the “Certificate Account”), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will initially be established by the master servicer at Countrywide Bank, FSB, which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of Mortgage Loans subsequent to the cut-off date (other than in respect of principal and interest due on the Mortgage Loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:
•	all payments on account of principal on the Mortgage Loans, including principal prepayments;

•	all payments on account of interest on the Mortgage Loans, net of the related Master Servicing Fee (as adjusted by Compensating Interest payments), any lender paid mortgage insurance premiums and any prepayment interest excess;

•	all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures;

•	any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

•	any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

•	all Substitution Adjustment Amounts; and

•	all Advances made by the master servicer.
          Prior to their deposit into the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors—Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the prospectus.
          The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:
•	to pay to the master servicer the Master Servicing Fee and the additional servicing compensation (to the extent not previously retained by the master servicer);

•	to reimburse each of the master servicer and the trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

•	to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer’s certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance);

•	to reimburse the master servicer for insured expenses from the related insurance proceeds;

•	to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, “Servicing Advances”), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

•	to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such Mortgage Loan after the date of such purchase;

•	to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

•	to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

•	to withdraw an amount equal to the sum of (a) the related Available Funds and (b) the Trustee Fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

•	to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.
          The master servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.
          Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group and the Trustee Fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the “Distribution Account”). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:
•	the aggregate amount remitted by the master servicer to the trustee; and

•	any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.
          The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under “—Priority of Distributions Among Certificates” and may from time to time make withdrawals from the Distribution Account:
•	to pay the Trustee Fee to the trustee;

•	to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

•	to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

•	to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.
          There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.
          Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.
          Exchangeable Certificates Distribution Account. On or prior to the closing date, the trustee will establish an account (the “Exchangeable Certificates Distribution Account”), which will be maintained in trust for the benefit of the holders of the Exchangeable Certificates. The trustee will deposit or cause to be deposited in the Exchangeable Certificates Distribution Account all amounts it receives in respect of the Depositable Certificates that have been deposited, which will then be used to make distributions on that day to the applicable class or classes of Exchangeable Certificates as described below. Funds on deposit in the Exchangeable Certificates Distribution Account will not be invested.
Investments of Amounts Held in Accounts
          The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.
          The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer’s own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.
Exchangeable Certificates
          General. The Class 2-A-1, Class 3-A-1 and Class 4-A-1 Certificates are “Depositable Certificates.” All or a portion of the Depositable Certificates may be exchanged for a proportionate interest in the Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-7X, Class 2-A-8, Class 2-A-8X, Class 3-A-3, Class 3-A-3X, Class 3-A-4, Class 3-A-4X, Class 3-A-5, Class 3-A-5X, Class 4-A-3, Class 4-A-3X, Class 4-A-4, Class 4-A-4X, Class 4-A-5 and Class 4-A-5X Certificates (the “Exchangeable Certificates”) in the combinations shown in Annex I. All or a portion of the Exchangeable Certificates may also be exchanged for the Depositable Certificates in the same manner. Each exchange may be effected only in proportions that result in the principal and interest entitlements of the certificates being received being equal to the principal and interest entitlements of the certificates surrendered. This process may occur repeatedly.
          The classes of Depositable Certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding Class Certificate Balances or notional amounts of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur and prior principal distributions. Depositable

Certificates and Exchangeable Certificates may be exchanged only in the combinations and in the proportions that the initial Class Certificate Balances of such certificates bear to one another as shown in Annex I.
          Holders of Exchangeable Certificates will be the beneficial owners of a proportionate interest in the uncertificated REMIC Interests underlying the related Depositable Certificates that are deposited and will receive a proportionate share of the distributions on those certificates.
          Procedures. If a holder of Depositable Certificates wishes to exchange its Depositable Certificates for the related Exchangeable Certificates or a holder of Exchangeable Certificates wishes to exchange its Exchangeable Certificates for the related Depositable Certificates, the certificateholder must notify the trustee no later than three business days before the proposed exchange date. Notice to the trustee may be provided by email to cwmacrs@bankofny.com or by telephone at (800) 254-2826. The exchange date will be subject to the trustee’s approval but it can generally be any business day other than the first or last business day of the month. The notice must (i) be on the certificateholder’s letterhead, (ii) carry a medallion stamp guarantee or be signed by an authorized signatory and be presented with an incumbency certificate and (iii) set forth the following information: the CUSIP number of both the certificates to be exchanged and the certificates to be received, the outstanding Class Certificate Balance or notional amount and the initial Class Certificate Balance or initial notional amount of the certificates to be exchanged, the certificateholder’s DTC participant number and the proposed exchange date. After receiving the notice, the trustee will e-mail the certificateholder with wire payment instructions relating to the exchange fee and, assuming the combination or exchange is a permitted combination or exchange as listed on Annex I, the certificateholder will use the Deposit and Withdrawal System at DTC to exchange the certificates. A notice becomes irrevocable on the second business day before the proposed exchange date.
          In connection with each exchange, the certificateholder must pay the trustee a fee equal to 1/32 of 1% of the outstanding Class Certificate Balance of the certificates to be exchanged. In no event, however, will the fee be either less than $2,000 or greater than $25,000. The exchange will be completed upon the receipt by the trustee of the exchange fee and the beneficial interest in the Depositable Certificates.
          The trustee will make the first distribution on a Depositable Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the following month to the certificateholder of record as of the close of business on the last day of the month of the exchange.
          Neither the trustee nor the depositor will have any obligation to ensure the availability of the applicable certificates for the desired combination or exchange or to accomplish any combination or exchange other than those listed on Annex I.

Fees and Expenses
     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees

Master Servicing Fee /Master Servicer	One-twelfth of the Stated Principal Balance of each Mortgage Loan multiplied by the related Master Servicing Fee Rate for that Mortgage Loan (3)	Compensation	Amounts on deposit in the Certificate Account representing payments of interest and application of liquidation proceeds with respect to that Mortgage Loan	Monthly

Additional Servicing Compensation / Master Servicer	• Prepayment interest excess	Compensation	Interest paid by obligors with respect to certain prepayments on the Mortgage Loans	Monthly

	• All late payment fees, assumption fees and other similar charges (including prepayment charges)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time

	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account	Compensation	Investment income related to the Certificate Account and the Distribution Account	Monthly

	• Excess Proceeds (4)	Compensation	Liquidation proceeds and Subsequent Recoveries	Time to time

Trustee Fee (the “Trustee Fee”) / Trustee	One-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the outstanding Mortgage Loans (5)	Compensation	Amounts on deposit in the Certificate Account or the Distribution Account	Monthly

Expenses

Insured expenses /Master Servicer	Expenses incurred by the master servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time

Servicing Advances /Master Servicer	To the extent of funds available, the amount of any Servicing Advances	Reimbursement of Expenses	With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (6)	Time to time

Indemnification expenses / the sellers, the master servicer and the depositor	Amounts for which the sellers, the master servicer and depositor are entitled to indemnification (7)	Indemnification	Amounts on deposit on the Certificate Account	Monthly

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3)	The “Master Servicing Fee Rate” for each Mortgage Loan will be 0.175% per annum on and before its initial Adjustment Date and will be 0.200% per annum after its initial Adjustment Date.

(4)	"Excess Proceeds” with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each calendar month as to which interest was not paid or advanced on the Mortgage Loan.

(5)	The “Trustee Fee Rate” is equal to 0.009% per annum.

(6)	Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7)	Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

Distributions
          Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in May 2007 (each, a “Distribution Date”), to the persons in whose names the certificates are registered at the close of business on the related Record Date. The “Record Date” for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.
          Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who hold a Notional Amount Certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.
Priority of Distributions Among Certificates
          As more fully described in this free writing prospectus, distributions on the senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group for such Distribution Date and, in certain circumstances, from any Available Funds from the other loan groups remaining after distributions to the senior certificates related to such other loan groups. Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for the Distribution Date, in each case after giving effect to distributions on all classes of senior certificates. On each Distribution Date, Available Funds from each loan group will be distributed in the following order:
•	to interest on each interest-bearing class of senior certificates related to each loan group, concurrently and on a pro rata basis, based on their respective interest distribution amounts;

•	to principal of the classes of senior certificates relating to each loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under “Description of the Certificates—Principal,” in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

•	to interest on and principal, as applicable, of the classes of the senior certificates not relating to that loan group in the manner, order and priority described in this free writing prospectus under “Description of the Certificates—Principal—Transfer Payments;”

•	from remaining available funds from all of the loan groups, to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth in this free writing prospectus under “Description of the Certificates—Interest” and “—Principal;” and

•	from remaining available funds from all of the loan groups, any remaining amounts to the Class A-R Certificates.

“Available Funds” for a loan group for any Distribution Date will be equal to the sum of

•	all scheduled installments of interest (net of the related expense fees, including premiums in respect of lender paid mortgage insurance) and principal due on the Mortgage Loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

•	all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to Mortgage Loans in that loan group;

•	all partial or full prepayments with respect to Mortgage Loans in that loan group received during the related Prepayment Period together with interest paid with the prepayments, other than certain excess amounts, and Compensating Interest; and

•	amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by a seller or the master servicer as of the Distribution Date;

minus

•	amounts in reimbursement for advances previously made and other amounts as to which the master servicer or the trustee is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

plus

•	any Transfer Payments Received for such loan group and Distribution Date; minus

•	any Transfer Payments Made from such loan group for such Distribution Date.
          In the event that Depositable Certificates are exchanged for the related classes of Exchangeable Certificates, such Exchangeable Certificates will be entitled to a proportionate share of the principal and interest distributions on the related Depositable Certificates that have been deposited. In addition, the Exchangeable Certificates will bear a proportionate share of losses and net interest shortfalls allocable to the related Depositable Certificates that have been deposited.
Interest
          Pass-Through Rates. The classes of offered certificates will have the respective pass-through rates (each, a “pass-through rate”) described below.
          Senior Certificates
          The pass-through rate for each class of senior certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for that Distribution Date of the Mortgage Loans in the related loan group. The pass-through rates for the interest accrual period related to the first Distribution Date are expected to be approximately as follows:

Class	Pass-Through Rate
Class 1-A-1, Class 1-A-2 and Class A-R	5.69983%
Class 2-A-1 and Class 2-A-2	5.71928%
Class 3-A-1 and Class 3-A-2	5.81834%
Class 4-A-1 and Class 4-A-2	5.99889%

          Exchangeable Certificates
          The pass-through rate for the Class 2-A-3 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in loan group 2 plus 0.78072%. The pass-through rate for the interest accrual period related to the first Distribution Date is expected to be approximately 6.50000% per annum.
          The pass-through rate for the Class 2-A-4 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in loan group 2 minus 0.46928%. The pass-through rate for the interest accrual period related to the first Distribution Date is expected to be approximately 5.25000% per annum.
          The pass-through rate for the Class 2-A-5 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in loan group 2 plus 0.78072%. The pass-through rate for the interest accrual period related to the first Distribution Date is expected to be approximately 6.50000% per annum.
          The pass-through rate for the Class 2-A-6 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in loan group 2 minus 0.21928%. The pass-through rate for the interest accrual period related to the first Distribution Date is expected to be approximately 5.50000% per annum.
          The pass-through rates for the Class 2-A-7 and Class 2-A-8 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in loan group 2 minus the pass-through rate of the Class 2-A-7X and Class 2-A-8X Certificates, respectively. The pass-through rates for the Class 2-A-7 and Class 2-A-8 Certificates for the interest accrual period related to the first Distribution Date are expected to be approximately 5.25000% and 5.50000% per annum, respectively.
          The pass-through rates for the Class 2-A-7X and Class 2-A-8X Certificates for the interest accrual period related to any Distribution Date (x) prior to the Distribution Date in May 2012, will be 0.46928% and 0.21928%, respectively, and (y) on or after the Distribution Date in May 2012 will be 0.00000%.
          The pass-through rates for the Class 3-A-3, Class 3-A-4 and Class 3-A-5 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in loan group 3 minus the pass-through rate of the Class 3-A-3X, Class 3-A-4X and Class 3-A-5X Certificates, respectively. The pass-through rates for the Class 3-A-3, Class 3-A-4 and Class 3-A-5 Certificates for the interest accrual period related to the first Distribution Date are expected to be approximately 5.50000%, 5.62500% and 5.75000% per annum, respectively.
          The pass-through rates for the Class 3-A-3X, Class 3-A-4X and Class 3-A-5X Certificates for the interest accrual period related to any Distribution Date (x) prior to the Distribution Date in May 2014, will be 0.31834%, 0.19334% and 0.06834%, respectively, and (y) on or after the Distribution Date in May 2014 will be 0.00000%.
          The pass-through rates for the Class 4-A-3, Class 4-A-4 and Class 4-A-5 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in loan group 4 minus the pass-through rate of the Class 4-A-3X, Class 4-A-4X and Class 4-A-5X Certificates, respectively. The pass-through rates for the Class 4-A-3, Class 4-A-4 and Class 4-A-5 Certificates for the interest accrual period related to the first Distribution Date are expected to be approximately 5.50000%, 5.62500% and 5.75000% per annum, respectively.
          The pass-through rates for the Class 4-A-3X, Class 4-A-4X and Class 4-A-5X Certificates for the interest accrual period related to any Distribution Date (x) prior to the Distribution Date in May 2017, will be 0.49889%, 0.37389% and 0.24889%, respectively, and (y) on or after the Distribution Date in May 2017 will be 0.00000%.

          Subordinated Certificates
          The pass-through rate for each class of subordinated certificates for the interest accrual period related to any Distribution Date will be equal to the sum of the following for each loan group:
          (i) the product of
(1) the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in that loan group as of the first day of the prior calendar month (after giving effect to principal prepayments in the Prepayment Period related to that Due Date); and
(2) the Subordinated Portion Balance of that loan group for that Distribution Date, divided by
          (ii) the sum of the Subordinated Portion Balances for each loan group for that Distribution Date.
          The pass-through rate for the interest accrual period related to the first Distribution Date is expected to be approximately 5.88515% per annum.
          Definitions Related to Pass-Through Rate Calculations.
          The “Adjusted Net Mortgage Rate” for a Mortgage Loan is the Mortgage Rate for such Mortgage Loan, minus the Expense Fee Rate for such Mortgage Loan.
          The “Weighted Average Adjusted Net Mortgage Rate” for a loan group and any Distribution Date means a per annum rate equal to the average of the Adjusted Net Mortgage Rate of each Mortgage Loan in that loan group, weighted on the basis of its Stated Principal Balance as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that Due Date).
          Interest Entitlement. Interest will accrue at the rate described in this free writing prospectus on the certificates on the basis of a 360-day year divided into twelve 30-day months. With respect to each Distribution Date, the “interest accrual period” for each class of certificates will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days.
          On each Distribution Date, to the extent of funds available therefor, each class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. The “Interest Distribution Amount” for any class and any Distribution Date will be equal to the sum of
•	interest at the applicable pass-through rate for the related interest accrual period on the related Class Certificate Balance or Notional Amount as of the last day of the related interest accrual period, and

•	the sum of the amounts, if any, by which the amount described in the prior bullet point on each prior Distribution Date exceeded the amount actually distributed as interest on prior Distribution Dates and not subsequently distributed (which are called “unpaid interest amounts”).
          Allocation of Interest Shortfalls. The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates and (b) all loan groups, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the “Net Interest Shortfall” is equal to the sum of:
•	any net prepayment interest shortfalls for that loan group and Distribution Date, and

•	the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that loan group that was the subject of a Relief Act Reduction or a Debt Service Reduction.
          Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all classes of the related senior certificates and the classes of subordinated certificates entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive, based on each subordinated class’s share of the Subordinated Portion as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.
          On each Distribution Date, each class of Exchangeable Certificates will be allocated a proportionate share of the Net Interest Shortfalls allocated to the related Depositable Certificates that have been deposited.
          With respect to any Distribution Date, a “net prepayment interest shortfall” for a loan group is the amount by which the aggregate prepayment interest shortfall for the Mortgage Loans in that loan group for that Distribution Date exceeds the sum of (x) the Compensating Interest for that loan group and Distribution Date and (y) the excess, if any, of the Compensating Interest for each other loan group over the prepayment interest shortfalls for such other loan groups.
          A “prepayment interest shortfall” for any Mortgage Loan for any Distribution Date is the amount by which interest paid by the borrower in connection with a prepayment of principal on that Mortgage Loan during the period beginning on the first day of the related Prepayment Period and ending on the Due Date occurring in such Prepayment Period is less than one month’s interest at the related Mortgage Rate, net of the related Master Servicing Fee Rate, on the Stated Principal Balance of the Mortgage Loan.
          A “Relief Act Reduction” is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See “Certain Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act” in the prospectus.
          A “Debt Service Reduction” is a modification of the terms of a Mortgage Loan resulting from a bankruptcy proceeding which reduced the amount of the monthly payment on the related Mortgage Loan. However, a modification will not be considered a Debt Service Reduction so long as the master servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the master servicer without giving effect to any Debt Service Reduction.
          For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class’ pro rata share (based on their respective Class Certificate Balances) of the Subordinated Portion Balance for that loan group immediately prior to such Distribution Date; provided, however, on any Distribution Date after the third Senior Termination Date, Net Interest Shortfalls for the related loan group will be allocated to the classes of subordinated certificates based on the amount of interest each such class of subordinated certificates would otherwise be entitled to receive on that Distribution Date.
          If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described in this free writing prospectus under “—Priority of Distributions Among Certificates” are not sufficient to make a full distribution of the interest entitlement on the certificates related to that loan group, interest will be distributed on each class of related certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.
Principal
          General. On each Distribution Date, the Principal Amount for each loan group will be distributed first, as principal, as described above under “—Priority of Distributions Among Certificates,” with respect to the related classes of senior certificates in an amount up to the Senior Principal Distribution Amount for such loan group and second, as principal of the subordinated certificates as a portion of the Subordinated Principal Distribution Amount.
          The “Principal Amount” for any Distribution Date and loan group will equal the sum of:
•	all monthly payments of principal due on each Mortgage Loan (other than a Liquidated Mortgage Loan) in that loan group on the related Due Date,

•	the principal portion of the purchase price of each Mortgage Loan in that loan group that was repurchased by a seller, the master servicer or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

•	the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in that loan group received with respect to the Distribution Date,

•	any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

•	with respect to each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

•	all partial and full principal prepayments by borrowers on the Mortgage Loans in that loan group received during the related Prepayment Period, and

•	any Subsequent Recoveries on the Mortgage Loans in that loan group received during the calendar month preceding the month of the Distribution Date,

plus

•	the principal portion of any Transfer Payments Received for such loan group and Distribution Date,

minus

•	the principal portion of any Transfer Payments Made for such loan group and Distribution Date.
          Transfer Payments
          Transfer Payments due to disproportionate principal payments. On each Distribution Date prior to the earlier of the Senior Credit Support Depletion Date and the third Senior Termination Date, but after the date on which the aggregate Class Certificate Balance of the senior certificates related to a loan group has been reduced to zero, all principal on the Mortgage Loans in that loan group will be paid pro rata, based on Class Certificate Balance, to the senior certificates then outstanding relating to the other loan groups. However, principal will not be distributed as described above if on that Distribution Date (a) the Aggregate Subordinated Percentage (as defined in this free writing prospectus) for that Distribution Date is greater than or equal to 200% of the Aggregate Subordinated Percentage as of the closing date and (b) the aggregate Stated Principal Balance of all of the Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%. If principal from a loan group is distributed to the senior certificates related to one or more other loan groups according to this paragraph, the subordinated certificates will not receive that principal amount on that Distribution Date.
          Transfer Payment due to disproportionate Realized Losses in one loan group. If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates related to a loan group immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that Due Date) (the “Undercollateralized Group”), then the following will occur:
•	the Available Funds in each other loan group that is not an Undercollateralized Group (each, an “Overcollateralized Group”) will be reduced, after distributions of interest to the senior certificates of the Overcollateralized Group, by an amount equal to one month’s interest on the Transfer Payment Received by the Undercollateralized Group at the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in the Undercollateralized Group and that amount will be added to the Available Funds of the Undercollateralized Group; and

•	the portion of the Available Funds in respect of principal on the Mortgage Loans in each such Overcollateralized Group, after distributions of principal to the senior certificates of such Overcollateralized Group, will be distributed, to the extent of the portion of Available Funds available therefor, to the senior certificates of each Undercollateralized Group until the aggregate Class Certificate Balance of the senior certificates of each Undercollateralized Group equals the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group.
          Consequently, the subordinated certificates will not receive any distributions of principal until each Undercollateralized Group is no longer undercollateralized. If more than one loan group on any Distribution Date is entitled to a Transfer Payment Received, such Transfer Payments will be allocated among such loan groups, pro rata, on the basis of the amount by which the aggregate Class Certificate Balance of the related senior certificates immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that Due Date). If more than one loan group on any Distribution Date is required to make a Transfer Payment Made, such Transfer Payments will be allocated among such loan groups, pro rata, on the basis of the aggregate Class Certificate Balance of the related senior certificates.
          On each Distribution Date, the “Transfer Payment” for an Undercollateralized Group will equal the excess, if any, of the aggregate Class Certificate Balance of the related senior certificates immediately prior to such Distribution Date for such Undercollateralized Group over the aggregate Stated Principal Balance of the Mortgage Loans in such loan group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that Due Date), plus interest as described above. The Transfer Payment received by an Undercollateralized Group is referred to as a “Transfer Payment Received.” The Transfer Payment made by an Overcollateralized Group is referred to as a “Transfer Payment Made.”
          All or a portion of the distributions to the senior certificates pursuant to the transfer payment provisions described above may be made on the Distribution Date in the month following the month during which such Transfer Payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).
          Senior Principal Distribution Amount. On each Distribution Date, the Principal Amount for a loan group, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates, as follows:
•	with respect to loan group 1, sequentially,
(1)	to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero; and

(2)	concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

•	with respect to loan group 2, concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

•	with respect to loan group 3, concurrently, to the Class 3-A-1 and Class 3-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

•	with respect to loan group 4, concurrently, to the Class 4-A-1 and Class 4-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.
          On each Distribution Date, each class of Exchangeable Certificates (other than the Notional Amount Certificates) will be entitled to receive a proportionate share of the Senior Principal Distribution Amount distributed to the related Depositable Certificates that have been deposited.
          “Prepayment Period” means with respect to any Distribution Date and Due Date, the period beginning on the sixteenth day of the calendar month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, from April 1, 2007) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.
          The “Senior Principal Distribution Amount” for any Distribution Date and loan group will equal the sum of:
•	the related Senior Percentage of all amounts described in the first through fourth bullet of the definition of Principal Amount for that loan group and that Distribution Date,

•	for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of
•	the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date, and

•	the related Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan,
•	the related Senior Prepayment Percentage of amounts described in the sixth and seventh bullets of the definition of Principal Amount for that loan group and that Distribution Date, and

•	the principal portion of any Transfer Payments Received for that loan group and Distribution Date;
provided, however, that on any Distribution Date after the third Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all the Mortgage Loans in the mortgage pool, as opposed to only the Mortgage Loans in the related loan group.
          “Stated Principal Balance” means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to:
•	the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower;

•	liquidation proceeds received through the end of the prior calendar month and allocable to principal;

•	prepayments of principal received through the last day of the related Prepayment Period; and

•	any Deficient Valuation previously applied to reduce the unpaid principal balance of the Mortgage Loan.

          The Stated Principal Balance of a Liquidated Mortgage Loan is zero.
          “Deficient Valuation” means for any Mortgage Loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the federal bankruptcy code.
          The “pool principal balance” as of any Due Date equals the aggregate of the Stated Principal Balances of the Mortgage Loans outstanding on such Due Date.
          The “Senior Percentage” for any senior certificate group and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such senior certificate group immediately before that Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to such Due Date); provided, however, that on any Distribution Date after the third Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such remaining senior certificate group immediately prior to such Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately before such Distribution Date.
          For any Distribution Date on and prior to the third Senior Termination Date, the “Subordinated Percentage” for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After the third Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.
          The “Subordinated Prepayment Percentage” for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.
          The “Senior Prepayment Percentage” of a senior certificate group for any Distribution Date occurring during the seven years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of Realized Losses on the related Mortgage Loans, increasing the interest in the principal balance of the applicable loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.
          The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will be as follows:
•	for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and

•	for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date;
          provided, however, that if any Distribution Date the Senior Percentage of a senior certificate group exceeds the Senior Percentage of such senior certificate group as of the closing date, then the Senior Prepayment Percentage for each senior certificate group for that Distribution Date will equal 100%.
          Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to all of the loan groups:
•	the aggregate Stated Principal Balance of all Mortgage Loans in a loan group delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the issuing entity and Mortgage Loans the borrowers of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to the third Senior Termination Date, the Subordinated Percentage for such loan group of the aggregate Stated Principal Balances of the Mortgage Loans in that loan group, or (b) if such date is after the third Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates on the Distribution Date, is less than 50%, and

•	cumulative Realized Losses on all of the Mortgage Loans in each loan group do not exceed
•	commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to the third Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balances of the Mortgage Loans in that loan group, in each case as of the cut-off date or (ii) if such date is after the third Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (in either case, the “original subordinate principal balance”),

•	commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

•	commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

•	commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

•	commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 50% of the original subordinate principal balance.
          For purposes of calculating the delinquency rate, delinquencies with respect to the Mortgage Loans will be recognized in accordance with the MBA Method.
          Notwithstanding the preceding paragraphs, the Senior Prepayment Percentage for each loan group will decrease prior to the seventh anniversary of the first distribution date (and may be less than the amount set forth above) if the Two Times Test is satisfied. The “Two Times Test” will be satisfied and the Senior Prepayment Percentage for each loan group will be adjusted if:
•	on or before the Distribution Date in April 2010, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, and

•	after the Distribution Date in April 2010, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date.
          If the Two Times Test is satisfied as in the first bullet point, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage for that Distribution Date plus 50% of the amount equal to 100% minus the related Senior Percentage for that Distribution Date. If the Two Times Test is satisfied as in the second bullet point, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage.
          The “Senior Termination Date” for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group is reduced to zero.
          The “Aggregate Subordinated Percentage” for any Distribution Date is a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Certificate Balance of the subordinated certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to such Due Date).
          If on any Distribution Date the allocation to the class or classes of senior certificates then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.
          Subordinated Principal Distribution Amount. On each Distribution Date and with respect to all of the loan groups, to the extent of Available Funds available therefor, the Principal Amount for each loan group, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from all of the loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from all of the loan groups for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.
          With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date, the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full from any loan group will be made to any of those classes (the “Restricted Classes”). The amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.
          For any Distribution Date and any class of subordinated certificates, the “Applicable Credit Support Percentage” is equal to the sum of the related Class Subordination Percentages of such class and all classes of subordinated certificates which have lower distribution priorities than such class.
          For any Distribution Date and any class of Subordinated Certificates, the “Original Applicable Credit Support Percentage” is equal to the Applicable Credit Support Percentage for the class on the date of issuance of the certificates.
          The “Class Subordination Percentage” with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class

Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.
          On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:

	Initial		Original
	Beneficial	Initial Credit	Applicable
	Interest in	Enhancement	Credit Support
	Issuing Entity	Level	Percentage
Senior Certificates	95.15%	4.85%	N/A
Class M	1.85%	3.00%	4.85%
Class B-1	1.15%	1.85%	3.00%
Class B-2	0.75%	1.10%	1.85%
Class B-3	0.45%	0.65%	1.10%
Class B-4	0.40%	0.25%	0.65%
Class B-5	0.25%	0.00%	0.25%
For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates. Within the Class B Certificates, the distribution priorities are in numerical order.
          The “Subordinated Principal Distribution Amount” for any loan group and Distribution Date will equal the sum of:
•	the Subordinated Percentage for that loan group of all amounts described in the first through fourth bullets of the definition of Principal Amount for that loan group and that Distribution Date,

•	for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount for that loan group up to the related Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date, and

•	the related Subordinate Prepayment Percentage of amounts described in the sixth and seventh bullets of the definition of Principal Amount for that loan group and that Distribution Date,

minus

•	the principal portion of any Transfer Payments Made for that loan group.
          On any Distribution Date after the third Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will be calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the Mortgage Loans only in the related loan group.
          Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

          The “Senior Credit Support Depletion Date” is the date on which the aggregate Class Certificate Balance of the subordinated certificates has been reduced to zero.
Allocation of Losses
          On each Distribution Date, the amount of any Realized Loss with respect to any loan group will be allocated:
•	first, to the subordinated certificates, in the reverse order of their distribution priority (beginning with the class of subordinated certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and

•	second, to the related classes of senior certificates as follows, until their respective Class Certificate Balances are reduced to zero:
•	in the case of loan group 1, sequentially, to the Class 1-A-2 and Class 1-A-1 Certificates, in that order,

•	in the case of loan group 2, sequentially, to the Class 2-A-2 and Class 2-A-1 Certificates, in that order,

•	in the case of loan group 3, sequentially, to the Class 3-A-2 and Class 3-A-1 Certificates, in that order, and

•	in the case of loan group 4, sequentially, to the Class 4-A-2 and Class 4-A-1 Certificates, in that order.
          On any Distribution Date following the Senior Credit Support Depletion Date, the Class Certificate Balance of each class of Exchangeable Certificates (other than the Notional Amount Certificates) will also be reduced by a proportionate share of the amount of Realized Losses allocated on that Distribution Date to the related Depositable Certificates that have been deposited and will be increased by a proportionate share of the amount of Subsequent Recoveries allocated on that Distribution Date to the related Depositable Certificates that have been deposited.
          For purposes of allocating losses to the subordinated certificates, the Class M Certificates have a higher distribution priority than each other class of subordinated certificates.
          In general, a “Realized Loss” means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan.
          A “Liquidated Mortgage Loan” is a defaulted Mortgage Loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.
          "Subsequent Recoveries” are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of the receipt of such recoveries.

Annex A
The Mortgage Loans
     The following information sets forth certain characteristics of the Mortgage Loans in each Loan Group as of the cut-off date. Other than with respect to rates of interest, percentages are approximate and are stated in each case by aggregate Stated Principal Balance of the Mortgage Loans in each Loan Group as of the cut-off date. Due to rounding, the sum in any column of the following tables may not equal the indicated value.
Loan Group 1
Loan Program

						Weighted		Weighted
			Percent of	Average	Weighted	Average		Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Original
	of	Principal	Loans in	Balance	Current	Term to	Average	Loan-to-
	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO	Value Ratio
Type of Program	Loans	Outstanding	Group 1	($)	Rate (%)	(Months)	Credit Score	(%)
One-Year LIBOR	41	$26,118,213.13	96.74%	637,029.59	5.884	357	750	73.80
Six-Month LIBOR	1	880,000.00	3.26	880,000.00	5.875	359	708	69.02

Total	42	$26,998,213.13	100.00%

Current Mortgage Rates(1)

					Weighted		Weighted
			Percent of	Average	Average		Average
	Number	Aggregate	Mortgage	Principal	Remaining	Weighted	Original
	of	Principal	Loans in	Balance	Term to	Average	Loan-to-
Current	Mortgage	Balance	Loan	Outstanding	Maturity	FICO Credit	Value Ratio
Mortgage Rate (%)	Loans	Outstanding	Group 1	($)	(Months)	Score	(%)
4.250	1	$487,050.00	1.80%	487,050.00	360	758	79.99
4.500	1	500,000.00	1.85	500,000.00	360	818	61.35
5.000	1	474,400.00	1.76	474,400.00	359	786	79.91
5.125	2	1,006,500.00	3.73	503,250.00	360	681	84.16
5.250	1	560,000.00	2.07	560,000.00	358	681	74.67
5.375	2	1,082,788.11	4.01	541,394.06	342	751	77.12
5.500	2	2,087,500.00	7.73	1,043,750.00	345	767	65.50
5.625	2	973,920.00	3.61	486,960.00	360	784	70.76
5.750	5	3,757,864.00	13.92	751,572.80	359	751	74.92
5.875	8	6,319,573.36	23.41	789,946.67	359	753	74.20
6.000	3	1,687,660.00	6.25	562,553.33	359	758	75.13
6.125	1	479,200.00	1.77	479,200.00	359	698	80.00
6.250	5	2,470,526.49	9.15	494,105.30	360	749	70.58
6.375	2	1,479,000.00	5.48	739,500.00	360	749	79.95
6.500	1	539,000.00	2.00	539,000.00	360	708	53.90
6.750	2	1,217,019.17	4.51	608,509.59	359	761	63.98
6.875	3	1,876,212.00	6.95	625,404.00	358	721	80.00

Total	42	$26,998,213.13	100.00%

(1)	As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 1 is expected to be approximately 5.884% per annum.

Current Mortgage Loan Principal Balances(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average		Average
Range of	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Original
Current Mortgage	of	Principal	Loans in	Balance	Current	Term to	Average	Loan-to-
Loan Principal	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Value Ratio
Balances ($)	Loans	Outstanding	Group 1	($)	Rate (%)	(Months)	Score	(%)
400,000.01 - 450,000.00	2	$868,500.00	3.22%	434,250.00	5.384	360	713	74.46
450,000.01 - 500,000.00	12	5,792,881.50	21.46	482,740.13	5.788	359	765	72.88
500,000.01 - 550,000.00	7	3,728,920.00	13.81	532,702.86	6.015	360	757	75.46
550,000.01 - 600,000.00	6	3,447,679.17	12.77	574,613.20	5.831	359	714	78.45
600,000.01 - 650,000.00	3	1,922,388.11	7.12	640,796.04	6.009	350	767	68.24
650,000.01 - 700,000.00	3	2,059,999.90	7.63	686,666.63	5.913	358	764	68.52
750,000.01 - 1,000,000.00	7	6,253,844.45	23.16	893,406.35	6.032	359	727	74.48
1,000,000.01 - 1,500,000.00	1	1,387,500.00	5.14	1,387,500.00	5.500	338	760	75.00
1,500,000.01 - 2,000,000.00	1	1,536,500.00	5.69	1,536,500.00	5.875	360	797	70.00

Total	42	$26,998,213.13	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Loan Group 1 is approximately $642,815.
FICO Credit Scores(1)

						Weighted
			Percent of	Average	Weighted	Average		Weighted
Range of	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
FICO	of	Principal	Loans in	Balance	Current	Term to	Average	Original
Credit	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-Value
Scores	Loans	Outstanding	Group 1	($)	Rate (%)	(Months)	Score	Ratio (%)
660 - 679	3	$1,819,500.00	6.74%	606,500.00	6.306	359	665	72.73
680 - 699	3	1,627,200.00	6.03	542,400.00	5.463	359	690	78.17
700 - 719	6	4,037,519.17	14.95	672,919.86	6.100	359	710	74.22
720 and Above	30	19,513,993.96	72.28	650,466.47	5.835	357	769	73.24

Total	42	$26,998,213.13	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in Loan Group 1 is approximately 749.
Documentation Programs

						Weighted		Weighted
			Percent of	Average	Weighted	Average		Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Original
	of	Principal	Loans in	Balance	Current	Term to	Average	Loan-to-
Documentation	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO	Value Ratio
Programs	Loans	Outstanding	Group 1	($)	Rate (%)	(Months)	Credit Score	(%)
Full/Alternative.	18	$13,225,692.63	48.99%	734,760.70	5.886	357	730	73.49
Preferred	24	13,772,520.50	51.01	573,855.02	5.881	358	766	73.80

Total	42	$26,998,213.13	100.00%

Original Loan-to-Value Ratios(1)(2)

						Weighted
			Percent of	Average	Weighted	Average		Weighted
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
Range of Original	of	Principal	Loans in	Balance	Current	Term to	Average	Original
Loan-to-Value	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-Value
Ratios (%)	Loans	Outstanding	Group 1	($)	Rate (%)	(Months)	Score	Ratio (%)
50.00 or Less	3	$1,835,000.00	6.80%	611,666.67	6.141	359	761	47.17
50.01 - 55.00	1	539,000.00	2.00	539,000.00	6.500	360	708	53.90
55.01 - 60.00	1	450,000.00	1.67	450,000.00	5.625	360	755	60.00
60.01 - 65.00	1	500,000.00	1.85	500,000.00	4.500	360	818	61.35
65.01 - 70.00	5	4,315,026.49	15.98	863,005.30	5.912	360	774	69.07
70.01 - 75.00	7	5,505,261.57	20.39	786,465.94	5.639	350	740	73.52
75.01 - 80.00	22	12,850,425.07	47.60	584,110.23	6.005	359	746	79.53
85.01 - 90.00	2	1,003,500.00	3.72	501,750.00	5.562	359	688	90.00

Total	42	$26,998,213.13	100.00%

(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 1 is approximately 73.65%.

(2)	Does not take into account any secondary financing on the Mortgage Loans in Loan Group 1 that may exist at the time of origination.
Original Combined Loan-to-Value Ratios(1)(2)

						Weighted
			Percent of	Average	Weighted	Average		Weighted
Range of Original	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
Combined	of	Principal	Loans in	Balance	Current	Term to	Average	Original
Loan-to-Value	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-Value
Ratios (%)	Loans	Outstanding	Group 1	($)	Rate (%)	(Months)	Score	Ratio (%)
50.00 or Less	2	$1,135,000.00	4.20%	567,500.00	6.536	359	749	47.47
50.01 - 55.00	1	539,000.00	2.00	539,000.00	6.500	360	708	53.90
55.01 - 60.00	2	1,150,000.00	4.26	575,000.00	5.549	360	771	51.89
60.01 - 65.00	1	500,000.00	1.85	500,000.00	4.500	360	818	61.35
65.01 - 70.00	5	4,315,026.49	15.98	863,005.30	5.912	360	774	69.07
70.01 - 75.00	7	5,505,261.57	20.39	786,465.94	5.639	350	740	73.52
75.01 - 80.00	12	7,212,343.90	26.71	601,028.66	6.032	359	748	79.17
85.01 - 90.00	7	3,867,362.00	14.32	552,480.29	5.754	359	738	82.57
90.01 - 95.00	1	680,000.00	2.52	680,000.00	6.375	360	751	80.00
95.01 - 100.00	4	2,094,219.17	7.76	523,554.79	6.041	359	723	80.00

Total	42	$26,998,213.13	100.00%

(1)	As of the cut-off date, the weighted average original Combined Loan-to-Value Ratio of the Mortgage Loans in Loan Group 1 is approximately 76.88%.

(2)	Takes into account any secondary financing on the Mortgage Loans in Loan Group 1 that may exist at the time of origination.

State Distribution of Mortgaged Properties(1)

						Weighted
			Percent of	Average	Weighted	Average		Weighted
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
	of	Principal	Loans in	Balance	Current	Term to	Average	Original
	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-Value
State	Loans	Outstanding	Group 1	($)	Rate (%)	(Months)	Score	Ratio (%)
California	17	$9,622,951.12	35.64%	566,055.95	5.591	358	749	72.92
Florida	8	5,135,872.00	19.02	641,984.00	6.195	359	746	74.92
North Carolina	1	1,536,500.00	5.69	1,536,500.00	5.875	360	797	70.00
Missouri	1	1,387,500.00	5.14	1,387,500.00	5.500	338	760	75.00
Virginia	2	1,068,000.00	3.96	534,000.00	5.993	360	735	78.00
Maryland	1	998,980.45	3.70	998,980.45	5.875	359	744	71.43
Massachusetts	2	993,000.00	3.68	496,500.00	6.250	360	716	62.46
Connecticut	1	946,500.00	3.51	946,500.00	5.750	360	713	74.24
Colorado	1	908,364.00	3.36	908,364.00	5.750	359	730	76.98
South Dakota	1	679,999.90	2.52	679,999.90	5.875	354	758	79.53
Pennsylvania	1	585,000.00	2.17	585,000.00	5.875	358	702	90.00
Michigan	1	567,019.17	2.10	567,019.17	6.750	358	709	80.00
Kentucky	1	540,000.00	2.00	540,000.00	6.000	359	776	80.00
Arizona	1	539,000.00	2.00	539,000.00	6.500	360	708	53.90
Other (Less than 2%)	3	1,489,526.49	5.52	496,508.83	6.331	360	797	73.19

Total	42	$26,998,213.13	100.00%

(1)	The Other row in the preceding table includes 3 other states with under 2% concentrations individually. As of the cut-off date, no more than approximately 5.691% of the Mortgage Loans in Loan Group 1 will be secured by mortgaged properties located in any one postal zip code area.
Loan Purpose

						Weighted
			Percent of	Average	Weighted	Average		Weighted
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
	of	Principal	Loans in	Balance	Current	Term to	Average	Original
	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-Value
Loan Purpose	Loans	Outstanding	Group 1	($)	Rate (%)	(Months)	Score	Ratio (%)
Purchase	22	$13,458,330.11	49.85%	611,742.28	5.897	358	756	77.41
Refinance (Rate/Term)	6	3,828,383.07	14.18	638,063.85	6.161	358	732	74.65
Refinance (Cash-Out)	14	9,711,499.95	35.97	693,678.57	5.756	356	745	68.04

Total	42	$26,998,213.13	100.00%

Types of Mortgaged Properties(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Property Type	Loans	Outstanding	Group 1	($)	Rate (%)	(Months)	Score	(%)
Low-Rise Condominium	8	$4,545,422.00	16.84%	568,177.75	5.693	359	749	78.79
Planned Unit Development	14	9,331,572.11	34.56	666,540.87	5.966	357	757	72.61
Single Family Residence	20	13,121,219.02	48.60	656,060.95	5.891	357	743	72.60

Total	42	$26,998,213.13	100.00%

(1)	Treated as real property.

Occupancy Types(1)

						Weighted
			Percent of	Average	Weighted	Average		Weighted
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
	of	Principal	Loans in	Balance	Current	Term to	Average	Original
	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-Value
Occupancy Type	Loans	Outstanding	Group 1	($)	Rate (%)	(Months)	Score	Ratio (%)
Primary Residence	40	$25,530,553.13	94.56%	638,263.83	5.846	357	752	73.28
Secondary Residence	2	1,467,660.00	5.44	733,830.00	6.546	358	687	80.00

Total	42	$26,998,213.13	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.
Remaining Terms to Maturity(1)

							Weighted
			Percent of	Average	Weighted	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Average	Original
	of	Principal	Loans in	Balance	Current	FICO	Loan-to-
Remaining Term	Mortgage	Balance	Loan	Outstanding	Mortgage	Credit	Value Ratio
to Maturity (Months)	Loans	Outstanding	Group 1	($)	Rate (%)	Score	(%)
329	1	$622,788.11	2.31%	622,788.11	5.375	742	75.00
338	1	1,387,500.00	5.14	1,387,500.00	5.500	760	75.00
354	1	679,999.90	2.52	679,999.90	5.875	758	79.53
356	1	468,212.00	1.73	468,212.00	6.875	762	80.00
358	6	3,667,512.18	13.58	611,252.03	6.146	704	79.40
359	10	6,465,130.94	23.95	646,513.09	5.978	743	70.13
360	22	13,707,070.00	50.77	623,048.64	5.798	761	73.06

Total	42	$26,998,213.13	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 1 is approximately 357 months.
Gross Margins(1)

						Weighted
			Percent of	Average	Weighted	Average		Weighted
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
	of	Principal	Loans in	Balance	Current	Term to	Average	Original
	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-Value
Gross Margin (%)	Loans	Outstanding	Group 1	($)	Rate (%)	(Months)	Score	Ratio (%)
2.250	41	$26,118,213.13	96.74%	637,029.59	5.884	357	750	73.80
2.750	1	880,000.00	3.26	880,000.00	5.875	359	708	69.02

Total	42	$26,998,213.13	100.00%

(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans in Loan Group 1 was approximately 2.266%.

Maximum Mortgage Rates(1)

						Weighted
			Percent of	Average	Weighted	Average		Weighted
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
Maximum	of	Principal	Loans in	Balance	Current	Term to	Average	Original
Mortgage	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-Value
Rate (%)	Loans	Outstanding	Group 1	($)	Rate (%)	(Months)	Score	Ratio (%)
10.250	1	$487,050.00	1.80%	487,050.00	4.250	360	758	79.99
10.500	1	500,000.00	1.85	500,000.00	4.500	360	818	61.35
10.875	1	880,000.00	3.26	880,000.00	5.875	359	708	69.02
11.000	1	474,400.00	1.76	474,400.00	5.000	359	786	79.91
11.125	2	1,006,500.00	3.73	503,250.00	5.125	360	681	84.16
11.250	1	560,000.00	2.07	560,000.00	5.250	358	681	74.67
11.375	2	1,082,788.11	4.01	541,394.06	5.375	342	751	77.12
11.500	2	2,087,500.00	7.73	1,043,750.00	5.500	345	767	65.50
11.625	2	973,920.00	3.61	486,960.00	5.625	360	784	70.76
11.750	5	3,757,864.00	13.92	751,572.80	5.750	359	751	74.92
11.875	7	5,439,573.36	20.15	777,081.91	5.875	359	761	75.03
12.000	3	1,687,660.00	6.25	562,553.33	6.000	359	758	75.13
12.125	1	479,200.00	1.77	479,200.00	6.125	359	698	80.00
12.250	5	2,470,526.49	9.15	494,105.30	6.250	360	749	70.58
12.375	2	1,479,000.00	5.48	739,500.00	6.375	360	749	79.95
12.500	1	539,000.00	2.00	539,000.00	6.500	360	708	53.90
12.750	2	1,217,019.17	4.51	608,509.59	6.750	359	761	63.98
12.875	3	1,876,212.00	6.95	625,404.00	6.875	358	721	80.00

Total	42	$26,998,213.13	100.00%

(1)	As of the cut-off date, the weighted average maximum mortgage rate of the Mortgage Loans in Loan Group 1 was approximately 11.851%.
Minimum Mortgage Rates(1)

						Weighted
			Percent of	Average	Weighted	Average		Weighted
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
Minimum	of	Principal	Loans in	Balance	Current	Term to	Average	Original
Mortgage	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-Value
Rate (%)	Loans	Outstanding	Group 1	($)	Rate (%)	(Months)	Score	Ratio (%)
2.250	41	$26,118,213.13	96.74%	637,029.59	5.884	357	750	73.80
2.750	1	880,000.00	3.26	880,000.00	5.875	359	708	69.02

Total	42	$26,998,213.13	100.00%

(1)	As of the cut-off date, the weighted average minimum mortgage rate of the Mortgage Loans in Loan Group 1 was approximately 2.266%.
Initial Rate Adjustment Dates

						Weighted
			Percent of	Average	Weighted	Average		Weighted
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
Initial Rate	of	Principal	Loans in	Balance	Current	Term to	Average	Original
Adjustment	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-Value
Date	Loans	Outstanding	Group 1	($)	Rate (%)	(Months)	Score	Ratio (%)
September 1, 2007	1	$622,788.11	2.31%	622,788.11	5.375	329	742	75.00
June 1, 2008	1	1,387,500.00	5.14	1,387,500.00	5.500	338	760	75.00
October 1, 2009	1	679,999.90	2.52	679,999.90	5.875	354	758	79.53
December 1, 2009	1	468,212.00	1.73	468,212.00	6.875	356	762	80.00
February 1, 2010	6	3,667,512.18	13.58	611,252.03	6.146	358	704	79.40
March 1, 2010	10	6,465,130.94	23.95	646,513.09	5.978	359	743	70.13
April 1, 2010	21	13,247,070.00	49.07	630,812.86	5.813	360	761	72.82
May 1, 2010	1	460,000.00	1.70	460,000.00	5.375	360	764	80.00

Total	42	$26,998,213.13	100.00%

Months to Initial Rate Adjustment Date

Weighted
			Percent of		Weighted	Average	Weighted	Weighted
Range of Number		Aggregate	Mortgage	Average	Average	Remaining	Average	Average
of Months to	Number of	Principal	Loans in	Principal	Current	Term to	FICO	Original Loan-
Initial Rate	Mortgage	Balance	Loan	Balance	Mortgage	Maturity	Credit	to-Value Ratio
Adjustment Date	Loans	Outstanding	Group 1	Outstanding ($)	Rate (%)	(Months)	Score	(%)
0 - 60	42	$26,998,213.13	100.00%	642,814.60	5.884	357	749	73.65

Total	42	$26,998,213.13	100.00%

Initial Periodic Rate Cap

						Weighted
			Percent of		Weighted	Average	Weighted	Weighted
		Aggregate	Mortgage	Average	Average	Remaining	Average	Average
	Number of	Principal	Loans in	Principal	Current	Term to	FICO	Original Loan-
	Mortgage	Balance	Loan	Balance	Mortgage	Maturity	Credit	to-Value Ratio
Initial Periodic Rate Cap (%)	Loans	Outstanding	Group 1	Outstanding ($)	Rate (%)	(Months)	Score	(%)
2.000	41	$26,118,213.13	96.74%	637,029.59	5.884	357	750	73.80
3.000	1	880,000.00	3.26	880,000.00	5.875	359	708	69.02

Total	42	$26,998,213.13	100.00%

Subsequent Periodic Rate Cap

						Weighted
			Percent of		Weighted	Average	Weighted	Weighted
		Aggregate	Mortgage	Average	Average	Remaining	Average	Average
Subsequent	Number of	Principal	Loans in	Principal	Current	Term to	FICO	Original Loan-
Periodic Rate	Mortgage	Balance	Loan	Balance	Mortgage	Maturity	Credit	to-Value Ratio
Cap (%)	Loans	Outstanding	Group 1	Outstanding ($)	Rate (%)	(Months)	Score	(%)
1.000	1	$880,000.00	3.26%	880,000.00	5.875	359	708	69.02
2.000	41	26,118,213.13	96.74	637,029.59	5.884	357	750	73.80

Total	42	$26,998,213.13	100.00%

Interest-Only Periods at Origination

						Weighted
			Percent of		Weighted	Average	Weighted	Weighted
		Aggregate	Mortgage	Average	Average	Remaining	Average	Average
	Number of	Principal	Loans in	Principal	Current	Term to	FICO	Original Loan-
Interest-Only	Mortgage	Balance	Loan	Balance	Mortgage	Maturity	Credit	to-Value Ratio
Period (months)	Loans	Outstanding	Group 1	Outstanding ($)	Rate (%)	(Months)	Score	(%)
0	6	$4,623,946.11	17.13%	770,657.69	5.994	359	776	72.63
36	8	5,568,888.01	20.63	696,111.00	5.532	350	732	77.37
120	28	16,805,379.01	62.25	600,192.11	5.970	359	747	72.70

Total	42	$26,998,213.13	100.00%

Prepayment Charge Periods at Origination

						Weighted
			Percent of		Weighted	Average	Weighted	Weighted
		Aggregate	Mortgage	Average	Average	Remaining	Average	Average
Prepayment	Number of	Principal	Loans in	Principal	Current	Term to	FICO	Original Loan-
Charge Period	Mortgage	Balance	Loan	Balance	Mortgage	Maturity	Credit	to-Value Ratio
(months)	Loans	Outstanding	Group 1	Outstanding ($)	Rate (%)	(Months)	Score	(%)
0	31	$20,277,533.96	75.11%	654,114.00	5.836	357	756	71.71
12	5	2,941,619.17	10.90	588,323.83	6.081	359	735	81.99
36	5	3,329,060.00	12.33	665,812.00	6.034	359	716	79.96
60	1	450,000.00	1.67	450,000.00	5.625	360	755	60.00

Total	42	$26,998,213.13	100.00%

Loan Group 2
Loan Program

						Weighted		Weighted
			Percent of	Average	Weighted	Average		Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Original
	of	Principal	Loans in	Balance	Current	Term to	Average	Loan-to-
Type of	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO	Value Ratio
Program	Loans	Outstanding	Group 2	($)	Rate (%)	(Months)	Credit Score	(%)
One-Year LIBOR	109	$71,067,057.36	96.21%	651,991.35	5.906	361	748	73.63
Six-Month LIBOR	5	2,802,892.00	3.79	560,578.40	5.990	360	685	76.02

Total	114	$73,869,949.36	100.00%

Current Mortgage Rates(1)

					Weighted		Weighted
			Percent of	Average	Average		Average
	Number	Aggregate	Mortgage	Principal	Remaining	Weighted	Original
	of	Principal	Loans in	Balance	Term to	Average	Loan-to-
Current	Mortgage	Balance	Loan	Outstanding	Maturity	FICO Credit	Value Ratio
Mortgage Rate (%)	Loans	Outstanding	Group 2	($)	(Months)	Score	(%)
3.875	8	$3,821,948.00	5.17%	477,743.50	360	759	80.00
4.375	4	1,938,177.00	2.62	484,544.25	360	719	80.00
4.750	1	440,000.00	0.60	440,000.00	360	700	80.00
5.000	1	538,332.00	0.73	538,332.00	360	760	80.00
5.125	2	1,504,000.00	2.04	752,000.00	360	763	75.79
5.250	2	939,050.00	1.27	469,525.00	360	753	68.72
5.375	2	1,305,598.66	1.77	652,799.33	359	738	80.00
5.500	6	4,989,792.00	6.75	831,632.00	374	767	71.64
5.625	4	2,783,000.00	3.77	695,750.00	359	733	74.50
5.750	9	4,860,200.00	6.58	540,022.22	360	755	74.34
5.875	14	8,230,850.00	11.14	587,917.86	360	746	73.53
5.920	1	535,000.00	0.72	535,000.00	360	723	89.92
6.000	11	7,214,804.49	9.77	655,891.32	360	753	70.39
6.125	9	5,051,700.00	6.84	561,300.00	360	751	78.63
6.250	11	6,887,136.25	9.32	626,103.30	359	724	71.55
6.375	15	10,046,226.46	13.60	669,748.43	360	748	71.36
6.385	1	460,000.00	0.62	460,000.00	360	731	89.32
6.500	5	4,089,150.00	5.54	817,830.00	360	740	74.61
6.625	6	6,973,984.50	9.44	1,162,330.75	359	742	69.50
6.875	1	685,000.00	0.93	685,000.00	360	728	76.11
7.000	1	576,000.00	0.78	576,000.00	360	778	80.00

Total	114	$73,869,949.36	100.00%

(1)	The lender acquired mortgage insurance mortgage loans are shown in the preceding table net of the interest premium charge by the related lenders. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 2 (as so adjusted) is expected to be approximately 5.903% per annum. Without the adjustment, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 2 is expected to be approximately 5.909% per annum.

Current Mortgage Loan Principal Balances(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average		Average
Range of	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Original
Current Mortgage	of	Principal	Loans in	Balance	Current	Term to	Average	Loan-to-
Loan Principal	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Value Ratio
Balances ($)	Loans	Outstanding	Group 2	($)	Rate (%)	(Months)	Score	(%)
400,000.01 - 450,000.00	15	$6,552,301.00	8.87%	436,820.07	5.724	360	746	77.23
450,000.01 - 500,000.00	28	13,324,193.12	18.04	475,864.04	5.451	359	744	75.80
500,000.01 - 550,000.00	18	9,380,430.00	12.70	521,135.00	5.670	360	738	76.75
550,000.01 - 600,000.00	12	6,986,000.00	9.46	582,166.67	6.064	369	739	73.90
600,000.01 - 650,000.00	8	4,988,800.00	6.75	623,600.00	6.299	360	729	77.80
650,000.01 - 700,000.00	9	6,046,900.00	8.19	671,877.78	6.101	360	738	77.56
700,000.01 - 750,000.00	5	3,666,000.00	4.96	733,200.00	6.099	360	725	70.09
750,000.01 - 1,000,000.00	12	10,277,340.74	13.91	856,445.06	5.979	360	762	70.87
1,000,000.01 - 1,500,000.00	3	3,648,047.00	4.94	1,216,015.67	6.142	360	760	65.33
1,500,000.01 - 2,000,000.00	1	1,799,937.50	2.44	1,799,937.50	6.625	359	702	75.00
2,000,000.01 and Above	3	7,200,000.00	9.75	2,400,000.00	6.158	360	776	66.29

Total	114	$73,869,949.36	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Loan Group 2 is approximately $647,982.
FICO Credit Scores(1)

						Weighted
			Percent of	Average	Weighted	Average		Weighted
Range of	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
FICO	of	Principal	Loans in	Balance	Current	Term to	Average	Original
Credit	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-Value
Scores	Loans	Outstanding	Group 2	($)	Rate (%)	(Months)	Score	Ratio (%)
660 - 679	7	$3,917,080.00	5.30%	559,582.86	5.796	360	671	81.14
680 - 699	9	5,167,734.00	7.00	574,192.67	5.794	360	693	75.35
700 - 719	22	13,330,182.16	18.05	605,917.37	5.890	360	707	76.71
720 and Above	76	51,454,953.20	69.66	677,038.86	5.934	361	767	72.21

Total	114	$73,869,949.36	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in Loan Group 2 is approximately 746.
Documentation Programs

						Weighted		Weighted
			Percent of	Average	Weighted	Average		Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Original
	of	Principal	Loans in	Balance	Current	Term to	Average	Loan-to-
Documentation	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO	Value Ratio
Programs	Loans	Outstanding	Group 2	($)	Rate (%)	(Months)	Credit Score	(%)
Full/Alternative.	60	$41,667,925.90	56.41%	694,465.43	5.779	360	743	73.23
Preferred	54	32,202,023.46	43.59	596,333.77	6.077	362	750	74.34

Total	114	$73,869,949.36	100.00%

Original Loan-to-Value Ratios(1)(2)

						Weighted
			Percent of	Average	Weighted	Average		Weighted
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
Range of Original	of	Principal	Loans in	Balance	Current	Term to	Average	Original
Loan-to-Value	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-Value
Ratios (%)	Loans	Outstanding	Group 2	($)	Rate (%)	(Months)	Score	Ratio (%)
50.00 or Less	5	$3,731,683.25	5.05%	746,336.65	6.346	359	769	41.16
55.01 - 60.00	3	1,905,500.00	2.58	635,166.67	5.810	360	755	57.33
60.01 - 65.00	6	4,948,000.00	6.70	824,666.67	5.731	360	772	62.00
65.01 - 70.00	13	11,759,149.46	15.92	904,549.96	6.248	360	753	68.70
70.01 - 75.00	11	8,951,937.50	12.12	813,812.50	6.082	360	740	74.07
75.01 - 80.00	73	40,993,679.15	55.49	561,557.25	5.750	361	741	79.60
85.01 - 90.00	3	1,580,000.00	2.14	526,666.67	6.154	360	702	89.77

Total	114	$73,869,949.36	100.00%

(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 2 is approximately 73.72%.

(2)	Does not take into account any secondary financing on the Mortgage Loans in Loan Group 2 that may exist at the time of origination.
Original Combined Loan-to-Value Ratios(1)(2)

						Weighted
			Percent of	Average	Weighted	Average		Weighted
Range of Original	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
Combined	of	Principal	Loans in	Balance	Current	Term to	Average	Original
Loan-to-Value	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-Value
Ratios (%)	Loans	Outstanding	Group 2	($)	Rate (%)	(Months)	Score	Ratio (%)
50.00 or Less	5	$3,731,683.25	5.05%	746,336.65	6.346	359	769	41.16
55.01 - 60.00	3	1,905,500.00	2.58	635,166.67	5.810	360	755	57.33
60.01 - 65.00	5	4,498,000.00	6.09	899,600.00	5.729	360	771	61.95
65.01 - 70.00	11	10,263,649.46	13.89	933,059.04	6.220	360	758	68.54
70.01 - 75.00	9	6,975,437.50	9.44	775,048.61	6.054	360	734	74.41
75.01 - 80.00	34	20,174,018.49	27.31	593,353.49	5.827	363	742	78.66
80.01 - 85.00	6	3,377,822.66	4.57	562,970.44	5.813	360	736	77.80
85.01 - 90.00	25	15,292,514.00	20.70	611,700.56	6.012	360	742	79.77
90.01 - 95.00	5	2,465,800.00	3.34	493,160.00	6.384	359	730	79.90
95.01 - 100.00	11	5,185,524.00	7.02	471,411.27	4.825	360	738	80.00

Total	114	$73,869,949.36	100.00%

(1)	As of the cut-off date, the weighted average original Combined Loan-to-Value Ratio of the Mortgage Loans in Loan Group 2 is approximately 78.02%.

(2)	Takes into account any secondary financing on the Mortgage Loans in Loan Group 2 that may exist at the time of origination.

State Distribution of Mortgaged Properties(1)

						Weighted
			Percent of	Average	Weighted	Average		Weighted
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
	of	Principal	Loans in	Balance	Current	Term to	Average	Original
	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-Value
State	Loans	Outstanding	Group 2	($)	Rate (%)	(Months)	Score	Ratio (%)
California	58	$34,666,878.00	46.93%	597,704.79	5.699	362	742	74.08
Maryland	7	3,738,932.00	5.06	534,133.14	6.049	360	738	82.56
Oregon	4	3,361,500.00	4.55	840,375.00	6.189	360	724	76.94
North Carolina	4	3,016,500.00	4.08	754,125.00	6.078	359	748	72.20
Arizona	5	2,650,500.00	3.59	530,100.00	6.139	360	730	70.54
Washington	4	2,595,913.00	3.51	648,978.25	5.648	360	749	78.03
Connecticut	1	2,500,000.00	3.38	2,500,000.00	5.500	360	800	60.98
Montana	1	2,500,000.00	3.38	2,500,000.00	6.625	360	757	68.49
Colorado	3	1,924,200.00	2.60	641,400.00	5.974	360	757	76.08
New Hampshire	1	1,799,937.50	2.44	1,799,937.50	6.625	359	702	75.00
Massachusetts	3	1,774,636.25	2.40	591,545.42	6.112	359	766	55.51
Florida	3	1,661,600.00	2.25	553,866.67	6.234	360	734	80.00
New Jersey	3	1,514,300.00	2.05	504,766.67	6.464	359	755	72.40
Other (less than 2%)	17	10,165,052.61	13.76	597,944.27	6.049	359	758	74.43

Total	114	$73,869,949.36	100.00%

(1)	The Other row in the preceding table includes 12 other states and the District of Columbia with under 2% concentrations individually. As of the cut-off date, no more than approximately 4.105% of the Mortgage Loans in Loan Group 2 will be secured by mortgaged properties located in any one postal zip code area.
Loan Purpose

						Weighted
			Percent of	Average	Weighted	Average		Weighted
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
	of	Principal	Loans in	Balance	Current	Term to	Average	Original
	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-Value
Loan Purpose	Loans	Outstanding	Group 2	($)	Rate (%)	(Months)	Score	Ratio (%)
Purchase	58	$36,135,312.25	48.92%	623,022.63	5.628	360	757	76.08
Refinance (Rate/Term)	33	23,549,447.00	31.88	713,619.61	6.232	363	738	70.67
Refinance (Cash-Out)	23	14,185,190.11	19.20	616,747.40	6.088	359	731	72.74

Total	114	$73,869,949.36	100.00%

Types of Mortgaged Properties(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Property Type	Loans	Outstanding	Group 2	($)	Rate (%)	(Months)	Score	(%)
High-Rise Condominium	1	$468,000.00	0.63%	468,000.00	5.750	360	784	80.00
Low-Rise Condominium	11	6,066,650.00	8.21	551,513.64	5.979	360	761	75.12
Planned Unit Development	42	26,318,307.00	35.63	626,626.36	5.765	360	742	76.03
Single Family Residence	60	41,016,992.36	55.53	683,616.54	5.993	361	746	71.95

Total	114	$73,869,949.36	100.00%

(1)	Treated as real property.

Occupancy Types(1)

						Weighted
			Percent of	Average	Weighted	Average		Weighted
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
	of	Principal	Loans in	Balance	Current	Term to	Average	Original
	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-Value
Occupancy Type	Loans	Outstanding	Group 2	($)	Rate (%)	(Months)	Score	Ratio (%)
Primary Residence	98	$59,657,319.86	80.76%	608,748.16	5.828	361	747	74.51
Secondary Residence	16	14,212,629.50	19.24	888,289.34	6.247	360	743	70.38

Total	114	$73,869,949.36	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.
Remaining Terms to Maturity(1)

							Weighted
			Percent of	Average	Weighted	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Average	Original
	of	Principal	Loans in	Balance	Current	FICO	Loan-to-
Remaining Term	Mortgage	Balance	Loan	Outstanding	Mortgage	Credit	Value Ratio
to Maturity (Months)	Loans	Outstanding	Group 2	($)	Rate (%)	Score	(%)
352	1	$454,400.00	0.62%	454,400.00	6.625	801	80.00
355	1	494,149.46	0.67	494,149.46	6.375	789	69.99
357	4	2,399,436.25	3.25	599,859.06	6.088	768	66.47
358	1	473,598.66	0.64	473,598.66	5.375	709	80.00
359	10	7,835,101.99	10.61	783,510.20	6.160	734	71.10
360	96	61,641,263.00	83.45	642,096.49	5.869	746	74.21
480	1	572,000.00	0.77	572,000.00	5.500	741	80.00

Total	114	$73,869,949.36	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 2 is approximately 361 months.
Gross Margins(1)

						Weighted
			Percent of	Average	Weighted	Average		Weighted
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
Gross	of	Principal	Loans in	Balance	Current	Term to	Average	Original
Margin	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-Value
(%)	Loans	Outstanding	Group 2	($)	Rate (%)	(Months)	Score	Ratio (%)
2.250	111	$72,332,949.36	97.92%	651,648.19	5.901	361	747	73.47
2.750	2	1,077,000.00	1.46	538,500.00	5.998	360	700	83.63
2.875	1	460,000.00	0.62	460,000.00	6.875	360	731	89.32

Total	114	$73,869,949.36	100.00%

(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans in Loan Group 2 was approximately 2.261%.

Maximum Mortgage Rates(1)

						Weighted
			Percent of	Average	Weighted	Average		Weighted
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
Maximum	of	Principal	Loans in	Balance	Current	Term to	Average	Original
Mortgage	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-Value
Rate (%)	Loans	Outstanding	Group 2	($)	Rate (%)	(Months)	Score	Ratio (%)
8.875	8	$3,821,948.00	5.17%	477,743.50	3.875	360	759	80.00
9.375	4	1,938,177.00	2.62	484,544.25	4.375	360	719	80.00
9.750	1	440,000.00	0.60	440,000.00	4.750	360	700	80.00
10.000	1	538,332.00	0.73	538,332.00	5.000	360	760	80.00
10.125	2	1,504,000.00	2.04	752,000.00	5.125	360	763	75.79
10.250	2	939,050.00	1.27	469,525.00	5.250	360	753	68.72
10.375	2	1,305,598.66	1.77	652,799.33	5.375	359	738	80.00
10.500	5	4,543,400.00	6.15	908,680.00	5.500	375	774	70.82
10.625	4	2,783,000.00	3.77	695,750.00	5.625	359	733	74.50
10.750	9	4,860,200.00	6.58	540,022.22	5.750	360	755	74.34
10.875	14	8,230,850.00	11.14	587,917.86	5.875	360	746	73.53
11.000	10	6,726,804.49	9.11	672,680.45	6.000	360	759	69.70
11.125	9	5,051,700.00	6.84	561,300.00	6.125	360	751	78.63
11.250	10	6,095,636.25	8.25	609,563.63	6.250	360	732	72.92
11.375	15	10,046,226.46	13.60	669,748.43	6.375	360	748	71.36
11.500	5	4,031,392.00	5.46	806,278.40	6.389	360	731	74.53
11.625	6	6,973,984.50	9.44	1,162,330.75	6.625	359	742	69.50
11.875	3	1,649,150.00	2.23	549,716.67	6.760	360	741	80.98
12.000	2	1,064,000.00	1.44	532,000.00	6.541	360	728	80.00
12.250	2	1,326,500.00	1.80	663,250.00	6.250	359	689	72.63

Total	114	$73,869,949.36	100.00%

(1)	As of the cut-off date, the weighted average maximum mortgage rate of the Mortgage Loans in Loan Group 2 was approximately 10.942% .
Minimum Mortgage Rates(1)

						Weighted
			Percent of	Average	Weighted	Average		Weighted
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
Minimum	of	Principal	Loans in	Balance	Current	Term to	Average	Original
Mortgage	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-Value
Rate (%)	Loans	Outstanding	Group 2	($)	Rate (%)	(Months)	Score	Ratio (%)
2.250	111	$72,332,949.36	97.92%	651,648.19	5.901	361	747	73.47
2.750	2	1,077,000.00	1.46	538,500.00	5.998	360	700	83.63
2.875	1	460,000.00	0.62	460,000.00	6.875	360	731	89.32

Total	114	$73,869,949.36	100.00%

(1)	As of the cut-off date, the weighted average minimum mortgage rate of the Mortgage Loans in Loan Group 2 was approximately 2.261%.

Initial Rate Adjustment Dates

						Weighted
			Percent of	Average	Weighted	Average		Weighted
Initial	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
Rate	of	Principal	Loans in	Balance	Current	Term to	Average	Original
Adjustment	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-Value
Date	Loans	Outstanding	Group 2	($)	Rate (%)	(Months)	Score	Ratio (%)
August 1, 2011	1	$454,400.00	0.62%	454,400.00	6.625	352	801	80.00
November 1, 2011	1	494,149.46	0.67	494,149.46	6.375	355	789	69.99
January 1, 2012	4	2,399,436.25	3.25	599,859.06	6.088	357	768	66.47
February 1, 2012	1	473,598.66	0.64	473,598.66	5.375	358	709	80.00
March 1, 2012	10	7,835,101.99	10.61	783,510.20	6.160	359	734	71.10
April 1, 2012	70	42,506,213.00	57.54	607,231.61	5.783	360	746	75.37
May 1, 2012	27	19,707,050.00	26.68	729,890.74	6.043	363	747	71.88

Total	114	$73,869,949.36	100.00%

Months to Initial Rate Adjustment Date

						Weighted
			Percent of		Weighted	Average	Weighted	Weighted
Range of Number	Number	Aggregate	Mortgage	Average	Average	Remaining	Average	Average
of Months to	of	Principal	Loans in	Principal	Current	Term to	FICO	Original Loan-
Initial Rate	Mortgage	Balance	Loan	Balance	Mortgage	Maturity	Credit	to-Value Ratio
Adjustment Date	Loans	Outstanding	Group 2	Outstanding ($)	Rate (%)	(Months)	Score	(%)
0 - 60	87	$54,162,899.36	73.32%	622,562.06	5.860	360	746	74.38
61 - 79	27	19,707,050.00	26.68	729,890.74	6.043	363	747	71.88

Total	114	$73,869,949.36	100.00%

Initial Periodic Rate Cap

						Weighted
			Percent of		Weighted	Average	Weighted	Weighted
		Aggregate	Mortgage	Average	Average	Remaining	Average	Average
	Number of	Principal	Loans in	Principal	Current	Term to	FICO	Original Loan-
Initial	Mortgage	Balance	Loan	Balance	Mortgage	Maturity	Credit	to-Value Ratio
Periodic Rate Cap (%)	Loans	Outstanding	Group 2	Outstanding ($)	Rate (%)	(Months)	Score	(%)
5.000	109	$71,104,907.36	96.26%	652,338.60	5.900	361	748	73.61
5.375	1	504,150.00	0.68	504,150.00	6.500	360	769	80.00
6.000	4	2,260,892.00	3.06	565,223.00	6.048	359	687	75.68

Total	114	$73,869,949.36	100.00%

Subsequent Periodic Rate Cap

							Weighted
			Percent of		Weighted	Average	Weighted	Weighted
		Aggregate	Mortgage	Average	Average	Remaining	Average	Average
Subsequent	Number of	Principal	Loans in	Principal	Current	Term to	FICO	Original Loan-
Periodic Rate	Mortgage	Balance	Loan	Balance	Mortgage	Maturity	Credit	to-Value Ratio
Cap (%)	Loans	Outstanding	Group 2	Outstanding ($)	Rate (%)	(Months)	Score	(%)
1.000	1	$542,000.00	0.73%	542,000.00	5.750	360	677	77.43
2.000	113	73,327,949.36	99.27	648,919.91	5.910	361	746	73.69

Total	114	$73,869,949.36	100.00%

Interest-Only Periods at Origination

						Weighted
			Percent of		Weighted	Average	Weighted	Weighted
		Aggregate	Mortgage	Average	Average	Remaining	Average	Average
	Number of	Principal	Loans in	Principal	Current	Term to	FICO	Original Loan-
Interest-Only	Mortgage	Balance	Loan	Balance	Mortgage	Maturity	Credit	to-Value Ratio
Period (months)	Loans	Outstanding	Group 2	Outstanding ($)	Rate (%)	(Months)	Score	(%)
0	12	$7,723,640.74	10.46%	643,636.73	5.889	360	761	73.16
60	27	14,899,931.46	20.17	551,849.31	6.125	359	746	72.07
120	75	51,246,377.16	69.37	683,285.03	5.849	361	744	74.28

Total	114	$73,869,949.36	100.00%

Prepayment Charge Periods at Origination

						Weighted
			Percent of		Weighted	Average	Weighted	Weighted
		Aggregate	Mortgage	Average	Average	Remaining	Average	Average
Prepayment	Number of	Principal	Loans in	Principal	Current	Term to	FICO	Original Loan-
Charge Period	Mortgage	Balance	Loan	Balance	Mortgage	Maturity	Credit	to-Value Ratio
(months)	Loans	Outstanding	Group 2	Outstanding ($)	Rate (%)	(Months)	Score	(%)
0	88	$58,338,949.36	78.98%	662,942.61	5.875	360	749	72.81
12	16	9,284,200.00	12.57	580,262.50	6.020	360	726	77.21
36	6	3,503,800.00	4.74	583,966.67	6.136	360	756	79.77
60	4	2,743,000.00	3.71	685,750.00	5.967	385	729	73.38

Total	114	$73,869,949.36	100.00%

Loan Group 3
Loan Program

								Weighted
			Percent of	Average	Weighted	Weighted Average		Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Original
	of	Principal	Loans in	Balance	Current	Term to	Average	Loan-to-
Type of	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO	Value Ratio
Program	Loans	Outstanding	Group 3	($)	Rate (%)	(Months)	Credit Score	(%)
One-Year LIBOR	326	$208,100,784.88	98.98%	638,345.97	6.000	360	746	72.48
Six-Month LIBOR	3	1,537,115.87	0.73	512,371.96	6.089	359	711	79.69
One-Year CMT	1	597,900.00	0.28	597,900.00	6.500	360	749	80.00

Total	330	$210,235,800.75	100.00%

Current Mortgage Rates(1)

					Weighted		Weighted
			Percent of	Average	Average		Average
	Number	Aggregate	Mortgage	Principal	Remaining	Weighted	Original
	of	Principal	Loans in	Balance	Term to	Average	Loan-to-
Current	Mortgage	Balance	Loan	Outstanding	Maturity	FICO Credit	Value Ratio
Mortgage Rate (%)	Loans	Outstanding	Group 3	($)	(Months)	Score	(%)
4.750	1	$525,633.00	0.25%	525,633.00	359	725	80.00
5.000	4	2,222,709.00	1.06	555,677.25	384	739	78.85
5.250	8	4,667,133.00	2.22	583,391.63	360	751	78.23
5.375	6	3,053,491.00	1.45	508,915.17	360	752	72.90
5.500	9	6,501,886.46	3.09	722,431.83	360	777	68.56
5.625	12	7,032,035.00	3.34	586,002.92	360	765	75.80
5.750	45	29,214,547.86	13.90	649,212.17	360	746	72.89
5.875	62	39,357,553.00	18.72	634,799.24	360	744	72.74
6.000	48	30,742,074.33	14.62	640,459.88	360	747	70.79
6.125	44	31,627,142.61	15.04	718,798.70	360	744	70.53
6.250	37	23,714,400.00	11.28	640,929.73	360	742	72.15
6.375	19	10,529,273.50	5.01	554,172.29	360	736	71.29
6.500	15	10,104,526.11	4.81	673,635.07	360	739	76.46
6.625	10	5,200,482.97	2.47	520,048.30	360	742	75.48
6.750	7	4,350,912.91	2.07	621,558.99	359	731	76.41
6.875	1	496,000.00	0.24	496,000.00	360	711	80.00
7.000	1	452,000.00	0.21	452,000.00	360	720	80.00
7.375	1	444,000.00	0.21	444,000.00	360	701	80.00

Total	330	$210,235,800.75	100.00%

(1)	As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 3 is expected to be approximately 6.002% per annum.

Current Mortgage Loan Principal Balances(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average		Average
Range of	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Original
Current Mortgage	of	Principal	Loans in	Balance	Current	Term to	Average	Loan-to-
Loan Principal	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Value Ratio
Balances ($)	Loans	Outstanding	Group 3	($)	Rate (%)	(Months)	Score	(%)
400,000.01 — 450,000.00	41	$17,938,012.20	8.53%	437,512.49	6.032	360	737	73.15
450,000.01 — 500,000.00	57	27,182,986.17	12.93	476,894.49	5.976	362	739	75.21
500,000.01 — 550,000.00	54	28,401,976.37	13.51	525,962.53	6.010	360	743	75.53
550,000.01 — 600,000.00	43	24,575,881.74	11.69	571,532.13	5.967	360	739	77.06
600,000.01 — 650,000.00	29	18,165,500.00	8.64	626,396.55	6.057	360	740	72.18
650,000.01 — 700,000.00	19	12,895,800.00	6.13	678,726.32	6.021	360	738	70.46
700,000.01 — 750,000.00	22	16,004,810.00	7.61	727,491.36	5.964	360	760	73.76
750,000.01 — 1,000,000.00	49	43,226,302.99	20.56	882,169.45	6.034	360	741	72.02
1,000,000.01 — 1,500,000.00	12	14,584,531.28	6.94	1,215,377.61	5.933	359	777	63.61
1,500,000.01 — 2,000,000.00	4	7,260,000.00	3.45	1,815,000.00	5.981	360	771	57.41

Total	330	$210,235,800.75	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Loan Group 3 is approximately $637,078.
FICO Credit Scores(1)

						Weighted
			Percent of	Average	Weighted	Average		Weighted
Range of	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
FICO	of	Principal	Loans in	Balance	Current	Term to	Average	Original
Credit	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-Value
Scores	Loans	Outstanding	Group 3	($)	Rate (%)	(Months)	Score	Ratio (%)
660 — 679	18	$11,198,895.99	5.33%	622,160.89	6.014	360	669	72.98
680 — 699	18	9,534,768.00	4.54	529,709.33	5.951	360	690	75.48
700 — 719	62	36,158,985.20	17.20	583,209.44	6.095	360	709	76.41
720 and Above	232	153,343,151.56	72.94	660,961.86	5.983	360	763	71.43

Total	330	$210,235,800.75	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in Loan Group 3 is approximately 745.
Documentation Programs

						Weighted		Weighted
			Percent of	Average	Weighted	Average		Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Original
	of	Principal	Loans in	Balance	Current	Term to	Average	Loan-to-
Documentation	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO	Value Ratio
Programs	Loans	Outstanding	Group 3	($)	Rate (%)	(Months)	Credit Score	(%)
Full/Alternative	138	$89,364,629.33	42.51%	647,569.78	5.968	360	735	71.58
Preferred	191	120,171,171.42	57.16	629,168.44	6.027	360	753	73.48
Streamline	1	700,000.00	0.33	700,000.00	6.250	360	758	37.84

Total	330	$210,235,800.75	100.00%

Original Loan-to-Value Ratios(1)(2)

						Weighted
			Percent of	Average	Weighted	Average		Weighted
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
Range of Original	of	Principal	Loans in	Balance	Current	Term to	Average	Original
Loan-to-Value	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-Value
Ratios (%)	Loans	Outstanding	Group 3	($)	Rate (%)	(Months)	Score	Ratio (%)
50.00 or Less	20	$15,773,948.61	7.50%	788,697.43	6.011	360	774	41.13
50.01 — 55.00	5	4,830,586.46	2.30	966,117.29	5.916	359	770	51.83
55.01 — 60.00	13	10,715,100.00	5.10	824,238.46	6.080	360	746	57.47
60.01 — 65.00	8	4,320,161.00	2.05	540,020.13	5.984	360	746	61.57
65.01 — 70.00	36	24,847,864.00	11.82	690,218.44	5.959	360	747	68.52
70.01 — 75.00	34	20,862,096.29	9.92	613,591.07	6.061	360	745	73.22
75.01 — 80.00	213	128,314,449.72	61.03	602,415.26	5.995	360	741	79.42
90.01 — 95.00	1	571,594.67	0.27	571,594.67	6.625	358	722	90.09

Total	330	$210,235,800.75	100.00%

(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 3 is approximately 72.55%.

(2)	Does not take into account any secondary financing on the Mortgage Loans in Loan Group 3 that may exist at the time of origination.
Original Combined Loan-to-Value Ratios(1)(2)

						Weighted
			Percent of	Average	Weighted	Average		Weighted
Range of Original	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
Combined	of	Principal	Loans in	Balance	Current	Term to	Average	Original
Loan-to-Value	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-Value
Ratios (%)	Loans	Outstanding	Group 3	($)	Rate (%)	(Months)	Score	Ratio (%)
50.00 or Less	18	$13,193,948.61	6.28%	732,997.15	6.022	360	769	39.89
50.01 — 55.00	6	6,830,586.46	3.25	1,138,431.08	5.977	360	781	50.94
55.01 — 60.00	11	8,045,100.00	3.83	731,372.73	6.047	360	749	57.57
60.01 — 65.00	10	6,610,161.00	3.14	661,016.10	5.935	360	744	58.39
65.01 — 70.00	31	20,646,364.00	9.82	666,011.74	5.951	360	752	68.53
70.01 — 75.00	32	19,122,846.29	9.10	597,588.95	6.049	360	747	73.06
75.01 — 80.00	100	63,814,560.77	30.35	638,145.61	5.975	360	745	78.97
80.01 — 85.00	12	8,339,546.00	3.97	694,962.17	6.013	360	739	78.04
85.01 — 90.00	74	43,758,235.50	20.81	591,327.51	5.999	361	741	78.66
90.01 — 95.00	18	9,901,949.25	4.71	550,108.29	5.984	360	711	79.79
95.01 — 100.00	18	9,972,502.87	4.74	554,027.94	6.219	360	726	79.86

Total	330	$210,235,800.75	100.00%

(1)	As of the cut-off date, the weighted average original Combined Loan-to-Value Ratio of the Mortgage Loans in Loan Group 3 is approximately 76.81%.

(2)	Takes into account any secondary financing on the Mortgage Loans in Loan Group 3 that may exist at the time of origination.

State Distribution of Mortgaged Properties(1)

						Weighted
			Percent of	Average	Weighted	Average		Weighted
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
	of	Principal	Loans in	Balance	Current	Term to	Average	Original
	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-Value
State	Loans	Outstanding	Group 3	($)	Rate (%)	(Months)	Score	Ratio (%)
California	153	$96,492,721.19	45.90%	630,671.38	5.972	360	742	72.84
Washington	32	20,738,361.07	9.86	648,073.78	6.050	360	750	72.92
Connecticut	12	11,406,600.00	5.43	950,550.00	5.992	360	763	57.68
Massachusetts	16	9,547,950.00	4.54	596,746.88	6.094	360	742	75.75
Florida	9	6,509,999.00	3.10	723,333.22	6.044	360	742	63.30
Nevada	11	5,948,282.00	2.83	540,752.91	5.992	360	750	79.57
Virginia	9	5,738,550.04	2.73	637,616.67	5.819	359	761	76.05
New Jersey	10	5,422,950.00	2.58	542,295.00	6.018	360	741	78.83
Maryland	10	5,362,319.58	2.55	536,231.96	5.812	360	749	78.39
Colorado	8	5,060,048.33	2.41	632,506.04	5.981	359	770	72.63
New York	7	4,955,500.00	2.36	707,928.57	6.002	360	739	77.33
North Carolina	7	4,932,400.00	2.35	704,628.57	6.104	360	735	64.48
Other (less than 2%)	46	28,120,119.54	13.38	611,306.95	6.093	360	743	74.43

Total	330	$210,235,800.75	100.00%

(1)	The Other row in the preceding table includes 22 other states and the District of Columbia with under 2% concentrations individually. As of the cut-off date, no more than approximately 1.610% of the Mortgage Loans in Loan Group 3 will be secured by mortgaged properties located in any one postal zip code area.
Loan Purpose

						Weighted
			Percent of	Average	Weighted	Average		Weighted
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
	of	Principal	Loans in	Balance	Current	Term to	Average	Original
	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-Value
Loan Purpose	Loans	Outstanding	Group 3	($)	Rate (%)	(Months)	Score	Ratio (%)
Purchase	166	$107,758,259.31	51.26%	649,146.14	5.928	360	751	74.62
Refinance (Rate/Term)	100	66,264,529.61	31.52	662,645.30	6.095	360	740	72.25
Refinance (Cash-Out)	64	36,213,011.83	17.22	565,828.31	6.054	360	739	66.96

Total	330	$210,235,800.75	100.00%

Types of Mortgaged Properties(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Credit	Value Ratio
Property Type	Loans	Outstanding	Group 3	($)	Rate (%)	(Months)	Score	(%)
2-4 Family Residence	1	$568,000.00	0.27%	568,000.00	5.875	360	725	80.00
Low-Rise Condominium	44	27,415,861.00	13.04	623,087.75	6.011	362	750	75.55
Planned Unit Development	111	70,630,404.19	33.60	636,309.95	5.917	360	753	72.47
Single Family Residence	174	111,621,535.56	53.09	641,503.08	6.055	360	739	71.84

Total	330	$210,235,800.75	100.00%

(1)	Treated as real property.

Occupancy Types(1)

						Weighted
			Percent of	Average	Weighted	Average		Weighted
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
	of	Principal	Loans in	Balance	Current	Term to	Average	Original
	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-Value
Occupancy Type	Loans	Outstanding	Group 3	($)	Rate (%)	(Months)	Score	Ratio (%)
Primary Residence	311	$198,980,435.75	94.65%	639,808.48	5.997	360	745	72.37
Secondary Residence	19	11,255,365.00	5.35	592,387.63	6.091	360	745	75.72

Total	330	$210,235,800.75	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.
Remaining Terms to Maturity(1)

							Weighted
			Percent of	Average	Weighted	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Average	Original
	of	Principal	Loans in	Balance	Current	FICO	Loan-to-
Remaining Term	Mortgage	Balance	Loan	Outstanding	Mortgage	Credit	Value Ratio
to Maturity (Months)	Loans	Outstanding	Group 3	($)	Rate (%)	Score	(%)
354	1	$535,917.04	0.25%	535,917.04	6.750	728	80.00
356	1	1,279,475.00	0.61	1,279,475.00	6.125	798	79.97
358	8	6,368,877.00	3.03	796,109.63	6.123	733	69.33
359	40	23,838,336.23	11.34	595,958.41	6.039	744	73.73
360	279	177,759,603.48	84.55	637,131.20	5.993	746	72.42
480	1	453,592.00	0.22	453,592.00	5.000	721	80.00

Total	330	$210,235,800.75	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 3 is approximately 360 months.
Gross Margins(1)

						Weighted
			Percent of	Average	Weighted	Average		Weighted
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
Gross	of	Principal	Loans in	Balance	Current	Term to	Average	Original
Margin	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-Value
(%)	Loans	Outstanding	Group 3	($)	Rate (%)	(Months)	Score	Ratio (%)
2.225	1	$607,000.00	0.29%	607,000.00	6.250	359	711	61.94
2.250	327	208,591,704.88	99.22	637,895.12	5.999	360	745	72.55
2.500	1	439,195.87	0.21	439,195.87	6.750	358	703	80.00
2.750	1	597,900.00	0.28	597,900.00	6.500	360	749	80.00

Total	330	$210,235,800.75	100.00%

(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans in Loan Group 3 was approximately 2.252%.

Maximum Mortgage Rates(1)

						Weighted
			Percent of	Average	Weighted	Average		Weighted
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
Maximum	of	Principal	Loans in	Balance	Current	Term to	Average	Original
Mortgage	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-Value
Rate (%)	Loans	Outstanding	Group 3	($)	Rate (%)	(Months)	Score	Ratio (%)
9.750	1	$525,633.00	0.25%	525,633.00	4.750	359	725	80.00
10.000	4	2,222,709.00	1.06	555,677.25	5.000	384	739	78.85
10.250	8	4,667,133.00	2.22	583,391.63	5.250	360	751	78.23
10.375	6	3,053,491.00	1.45	508,915.17	5.375	360	752	72.90
10.500	9	6,501,886.46	3.09	722,431.83	5.500	360	777	68.56
10.625	12	7,032,035.00	3.34	586,002.92	5.625	360	765	75.80
10.750	44	28,766,627.86	13.68	653,787.00	5.750	360	746	72.78
10.875	61	38,707,553.00	18.41	634,550.05	5.875	360	745	72.63
11.000	48	30,742,074.33	14.62	640,459.88	6.000	360	747	70.79
11.125	44	31,627,142.61	15.04	718,798.70	6.125	360	744	70.53
11.250	37	23,714,400.00	11.28	640,929.73	6.250	360	742	72.15
11.375	19	10,529,273.50	5.01	554,172.29	6.375	360	736	71.29
11.500	15	10,104,526.11	4.81	673,635.07	6.500	360	739	76.46
11.625	10	5,200,482.97	2.47	520,048.30	6.625	360	742	75.48
11.750	8	4,798,832.91	2.28	599,854.11	6.657	359	733	76.75
11.875	2	1,146,000.00	0.55	573,000.00	6.308	360	700	79.59
12.000	1	452,000.00	0.21	452,000.00	7.000	360	720	80.00
12.375	1	444,000.00	0.21	444,000.00	7.375	360	701	80.00

Total	330	$210,235,800.75	100.00%

(1)	As of the cut-off date, the weighted average maximum mortgage rate of the Mortgage Loans in Loan Group 3 was approximately 11.008% .
Minimum Mortgage Rates(1)

						Weighted
			Percent of	Average	Weighted	Average		Weighted
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
Minimum	of	Principal	Loans in	Balance	Current	Term to	Average	Original
Mortgage	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-Value
Rate (%)	Loans	Outstanding	Group 3	($)	Rate (%)	(Months)	Score	Ratio (%)
2.225	1	$607,000.00	0.29%	607,000.00	6.250	359	711	61.94
2.250	327	208,591,704.88	99.22	637,895.12	5.999	360	745	72.55
2.500	1	439,195.87	0.21	439,195.87	6.750	358	703	80.00
2.750	1	597,900.00	0.28	597,900.00	6.500	360	749	80.00

Total	330	$210,235,800.75	100.00%

(1)	As of the cut-off date, the weighted average minimum mortgage rate of the Mortgage Loans in Loan Group 3 was approximately 2.252%.
Initial Rate Adjustment Dates

						Weighted
			Percent of	Average	Weighted	Average		Weighted
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
	of	Principal	Loans in	Balance	Current	Term to	Average	Original
Initial Rate	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-Value
Adjustment Date	Loans	Outstanding	Group 3	($)	Rate (%)	(Months)	Score	Ratio (%)
October 1, 2013	1	$535,917.04	0.25%	535,917.04	6.750	354	728	80.00
December 1, 2013	1	1,279,475.00	0.61	1,279,475.00	6.125	356	798	79.97
February 1, 2014	8	6,368,877.00	3.03	796,109.63	6.123	358	733	69.33
March 1, 2014	40	23,838,336.23	11.34	595,958.41	6.039	359	744	73.73
April 1, 2014	242	154,364,078.48	73.42	637,868.09	5.974	360	746	72.35
May 1, 2014	38	23,849,117.00	11.34	627,608.34	6.093	360	743	72.97

Total	330	$210,235,800.75	100.00%

Months to Initial Rate Adjustment Date

						Weighted
			Percent of		Weighted	Average	Weighted	Weighted
Range of Number		Aggregate	Mortgage	Average	Average	Remaining	Average	Average
of Months to	Number of	Principal	Loans in	Principal	Current	Term to	FICO	Original Loan-
Initial Rate	Mortgage	Balance	Loan	Balance	Mortgage	Maturity	Credit	to-Value Ratio
Adjustment Date	Loans	Outstanding	Group 3	Outstanding ($)	Rate (%)	(Months)	Score	(%)
61 — 79	1	$535,917.04	0.25%	535,917.04	6.750	354	728	80.00
80 — 84	291	185,850,766.71	88.40	638,662.43	5.989	360	746	72.48
85 — 120	38	23,849,117.00	11.34	627,608.34	6.093	360	743	72.97

Total	330	$210,235,800.75	100.00%

Initial Periodic Rate Cap

						Weighted
			Percent of		Weighted	Average	Weighted	Weighted
		Aggregate	Mortgage	Average	Average	Remaining	Average	Average
	Number of	Principal	Loans in	Principal	Current	Term to	FICO	Original Loan-
Initial Periodic	Mortgage	Balance	Loan	Balance	Mortgage	Maturity	Credit	to-Value Ratio
Rate Cap (%)	Loans	Outstanding	Group 3	Outstanding ($)	Rate (%)	(Months)	Score	(%)
5.000	328	$209,137,880.75	99.48%	637,615.49	6.003	360	745	72.52
6.000	2	1,097,920.00	0.52	548,960.00	5.824	360	715	79.57

Total	330	$210,235,800.75	100.00%

Subsequent Periodic Rate Cap

						Weighted
					Weighted	Average	Weighted	Weighted
		Aggregate	Percent of Mortgage	Average	Average	Remaining	Average	Average
Subsequent	Number of	Principal	Loans in	Principal	Current	Term to	FICO	Original Loan-
Periodic Rate	Mortgage	Balance	Loan	Balance	Mortgage	Maturity	Credit	to-Value Ratio
Cap (%)	Loans	Outstanding	Group 3	Outstanding ($)	Rate (%)	(Months)	Score	(%)
1.000	1	$439,195.87	0.21%	439,195.87	6.750	358	703	80.00
2.000	329	209,796,604.88	99.79	637,679.65	6.001	360	745	72.54

Total	330	$210,235,800.75	100.00%

Interest-Only Periods at Origination

						Weighted
			Percent of		Weighted	Average	Weighted	Weighted
		Aggregate	Mortgage	Average	Average	Remaining	Average	Average
	Number of	Principal	Loans in	Principal	Current	Term to	FICO	Original Loan-
Interest-Only	Mortgage	Balance	Loan	Balance	Mortgage	Maturity	Credit	to-Value Ratio
Period (months)	Loans	Outstanding	Group 3	Outstanding ($)	Rate (%)	(Months)	Score	(%)
0	28	$17,621,135.07	8.38%	629,326.25	5.881	360	754	66.03
84	58	35,761,297.92	17.01	616,574.10	5.997	359	742	72.89
120	244	156,853,367.76	74.61	642,841.67	6.017	360	745	73.21

Total	330	$210,235,800.75	100.00%

Prepayment Charge Periods at Origination

						Weighted
			Percent of		Weighted	Average	Weighted	Weighted
		Aggregate	Mortgage	Average	Average	Remaining	Average	Average
Prepayment	Number of	Principal	Loans in	Principal	Current	Term to	FICO	Original Loan-
Charge Period	Mortgage	Balance	Loan	Balance	Mortgage	Maturity	Credit	to-Value Ratio
(months)	Loans	Outstanding	Group 3	Outstanding ($)	Rate (%)	(Months)	Score	(%)
0	231	$151,392,198.76	72.01%	655,377.48	6.015	360	749	71.40
12	69	41,308,269.83	19.65	598,670.58	5.955	361	738	75.61
36	23	13,468,542.16	6.41	585,588.79	6.020	360	731	74.27
60	7	4,066,790.00	1.93	580,970.00	5.961	360	716	78.90

Total	330	$210,235,800.75	100.00%

Loan Group 4
Loan Program

						Weighted		Weighted
			Percent of	Average	Weighted	Average		Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining		Original
	of	Principal	Loans in	Balance	Current	Term to	Weighted	Loan-to-
Type of	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	Average	Value Ratio
Program	Loans	Outstanding	Group 4	($)	Rate (%)	(Months)	FICO Credit Score	(%)
One-Year LIBOR	417	$275,244,727.10	100.00%	660,059.30	6.183	361	746	72.94

Total	417	$275,244,727.10	100.00%

Current Mortgage Rates(1)

					Weighted		Weighted
			Percent of	Average	Average		Average
	Number	Aggregate	Mortgage	Principal	Remaining	Weighted	Original
	of	Principal	Loans in	Balance	Term to	Average	Loan-to-
Current	Mortgage	Balance	Loan	Outstanding	Maturity	FICO Credit	Value Ratio
Mortgage Rate (%)	Loans	Outstanding	Group 4	($)	(Months)	Score	(%)
5.500	7	$4,568,900.00	1.66%	652,700.00	360	752	80.40
5.625	7	4,494,015.55	1.63	642,002.22	360	737	73.52
5.750	10	6,539,804.24	2.38	653,980.42	360	751	71.49
5.875	57	37,155,817.00	13.50	651,856.44	362	750	69.21
6.000	60	39,157,657.00	14.23	652,627.62	362	748	72.96
6.125	70	48,903,082.51	17.77	698,615.46	360	745	71.34
6.250	73	45,366,102.15	16.48	621,453.45	360	751	72.21
6.375	72	48,376,404.00	17.58	671,894.50	361	742	74.58
6.500	37	24,616,831.64	8.94	665,319.77	360	740	76.12
6.625	14	9,464,200.00	3.44	676,014.29	360	737	78.27
6.750	7	4,343,913.01	1.58	620,559.00	358	751	76.35
6.875	2	1,313,000.00	0.48	656,500.00	360	730	73.80
8.500	1	945,000.00	0.34	945,000.00	360	759	70.00

Total	417	$275,244,727.10	100.00%

(1)	As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 4 is expected to be approximately 6.183% per annum.

Current Mortgage Loan Principal Balances(1)

						Weighted
			Percent of	Average	Weighted	Average		Weighted
Range of	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
Current Mortgage	of	Principal	Loans in	Balance	Current	Term to	Average	Original
Loan Principal	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-
Balances ($)	Loans	Outstanding	Group 4	($)	Rate (%)	(Months)	Score	Value Ratio (%)
400,000.01 — 450,000.00	35	$15,255,820.00	5.54%	435,880.57	6.186	360	736	68.63
450,000.01 — 500,000.00	79	37,682,244.64	13.69	476,990.44	6.186	361	750	73.52
500,000.01 — 550,000.00	57	29,977,419.00	10.89	525,919.63	6.221	360	744	75.24
550,000.01 — 600,000.00	50	28,876,793.00	10.49	577,535.86	6.165	360	743	73.53
600,000.01 — 650,000.00	49	30,841,651.98	11.21	629,421.47	6.159	365	742	71.50
650,000.01 — 700,000.00	20	13,708,824.24	4.98	685,441.21	6.241	360	735	76.95
700,000.01 — 750,000.00	24	17,552,097.01	6.38	731,337.38	6.144	360	760	67.64
750,000.01 — 1,000,000.00	85	75,656,639.59	27.49	890,078.11	6.152	360	742	72.30
1,000,000.01 — 1,500,000.00	14	17,572,429.31	6.38	1,255,173.52	6.236	360	773	77.38
1,500,000.01 — 2,000,000.00	2	3,544,908.33	1.29	1,772,454.17	6.288	359	762	69.68
2,000,000.01 and Above	2	4,575,900.00	1.66	2,287,950.00	6.375	360	740	77.59

Total	417	$275,244,727.10	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Loan Group 4 is approximately $660,059.
FICO Credit Scores(1)

						Weighted
			Percent of	Average	Weighted	Average		Weighted
Range of	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
FICO	of	Principal	Loans in	Balance	Current	Term to	Average	Original
Credit	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-Value
Scores	Loans	Outstanding	Group 4	($)	Rate (%)	(Months)	Score	Ratio (%)
660 — 679	22	$13,088,600.00	4.76%	594,936.36	6.229	360	667	74.70
680 — 699	10	5,380,000.00	1.95	538,000.00	6.228	388	690	77.04
700 — 719	76	49,813,022.24	18.10	655,434.50	6.208	360	708	72.80
720 and Above	309	206,963,104.86	75.19	669,783.51	6.173	360	762	72.75

Total	417	$275,244,727.10	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in Loan Group 4 is approximately 746.
Documentation Programs

						Weighted		Weighted
			Percent of	Average	Weighted	Average		Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Original
	of	Principal	Loans in	Balance	Current	Term to	Average	Loan-to-
Documentation	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO	Value Ratio
Programs	Loans	Outstanding	Group 4	($)	Rate (%)	(Months)	Credit Score	(%)
Full/Alternative	161	$114,186,105.82	41.49%	709,230.47	6.174	362	742	73.11
Preferred	253	159,466,621.28	57.94	630,302.85	6.189	360	749	72.80
Streamline	3	1,592,000.00	0.58	530,666.67	6.219	360	754	74.96

Total	417	$275,244,727.10	100.00%

Original Loan-to-Value Ratios(1)(2)

						Weighted
			Percent of	Average	Weighted	Average		Weighted
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
Range of Original	of	Principal	Loans in	Balance	Current	Term to	Average	Original
Loan-to-Value	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-Value
Ratios (%)	Loans	Outstanding	Group 4	($)	Rate (%)	(Months)	Score	Ratio (%)
50.00 or Less	25	$15,725,000.00	5.71%	629,000.00	6.115	360	758	42.19
50.01 — 55.00	14	8,377,290.00	3.04	598,377.86	6.021	360	738	52.94
55.01 — 60.00	17	9,785,000.00	3.56	575,588.24	6.141	360	761	57.89
60.01 — 65.00	20	13,900,322.42	5.05	695,016.12	6.085	360	759	62.39
65.01 — 70.00	44	29,329,058.33	10.66	666,569.51	6.224	360	749	68.21
70.01 — 75.00	49	35,537,512.64	12.91	725,255.36	6.229	360	748	73.01
75.01 — 80.00	244	160,259,743.71	58.22	656,802.23	6.195	361	743	79.50
80.01 — 85.00	3	1,723,300.00	0.63	574,433.33	5.944	360	707	84.28
85.01 — 90.00	1	607,500.00	0.22	607,500.00	5.875	359	782	90.00

Total	417	$275,244,727.10	100.00%

(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 4 is approximately 72.94%.

(2)	Does not take into account any secondary financing on the Mortgage Loans in Loan Group 4 that may exist at the time of origination.
Original Combined Loan-to-Value Ratios(1)(2)

						Weighted
			Percent of	Average	Weighted	Average		Weighted
Range of Original	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
Combined	of	Principal	Loans in	Balance	Current	Term to	Average	Original
Loan-to-Value	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-Value
Ratios (%)	Loans	Outstanding	Group 4	($)	Rate (%)	(Months)	Score	Ratio (%)
50.00 or Less	23	$14,275,000.00	5.19%	620,652.17	6.120	360	760	42.61
50.01 — 55.00	14	8,377,290.00	3.04	598,377.86	6.021	360	738	52.94
55.01 — 60.00	16	9,135,000.00	3.32	570,937.50	6.142	360	762	57.99
60.01 — 65.00	20	13,793,322.42	5.01	689,666.12	6.084	360	758	60.91
65.01 — 70.00	39	25,321,150.00	9.20	649,260.26	6.111	360	751	67.10
70.01 — 75.00	43	31,530,421.97	11.46	733,265.63	6.232	360	749	72.52
75.01 — 80.00	140	94,976,862.40	34.51	678,406.16	6.173	361	748	78.96
80.01 — 85.00	24	16,563,999.00	6.02	690,166.63	6.169	360	733	79.04
85.01 — 90.00	71	45,156,501.31	16.41	636,007.06	6.285	360	738	79.18
90.01 — 95.00	11	7,803,200.00	2.84	709,381.82	6.299	360	736	78.57
95.01 — 100.00	16	8,311,980.00	3.02	519,498.75	6.173	369	730	80.73

Total	417	$275,244,727.10	100.00%

(1)	As of the cut-off date, the weighted average original Combined Loan-to-Value Ratio of the Mortgage Loans in Loan Group 4 is approximately 76.27%.

(2)	Takes into account any secondary financing on the Mortgage Loans in Loan Group 4 that may exist at the time of origination.

State Distribution of Mortgaged Properties(1)

						Weighted
			Percent of	Average	Weighted	Average		Weighted
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
	of	Principal	Loans in	Balance	Current	Term to	Average	Original
	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-Value
State	Loans	Outstanding	Group 4	($)	Rate (%)	(Months)	Score	Ratio (%)
California	270	$176,037,661.68	63.96%	651,991.34	6.177	360	746	73.57
Florida	16	9,294,800.00	3.38	580,925.00	6.389	368	742	65.61
Washington	15	8,023,990.24	2.92	534,932.68	6.157	360	749	72.22
Arizona	10	7,395,910.75	2.69	739,591.08	6.184	360	759	68.77
Maryland	11	6,612,120.00	2.40	601,101.82	6.171	369	758	72.75
Connecticut	8	6,225,662.00	2.26	778,207.75	6.135	360	750	66.35
New Jersey	9	5,977,100.00	2.17	664,122.22	6.118	359	752	77.16
Other (less than 2%)	78	55,677,482.43	20.23	713,813.88	6.185	360	744	73.11

Total	417	$275,244,727.10	100.00%

(1)	The Other row in the preceding table includes 23 other states and the District of Columbia with under 2% concentrations individually. As of the cut-off date, no more than approximately 1.026% of the Mortgage Loans in Loan Group 4 will be secured by mortgaged properties located in any one postal zip code area.
Loan Purpose

						Weighted
			Percent of	Average	Weighted	Average		Weighted
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
	of	Principal	Loans in	Balance	Current	Term to	Average	Original
	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-Value
Loan Purpose	Loans	Outstanding	Group 4	($)	Rate (%)	(Months)	Score	Ratio (%)
Purchase	175	$120,386,490.11	43.74%	687,922.80	6.193	360	754	76.12
Refinance (Rate/Term)	122	83,289,799.88	30.26	682,703.28	6.187	361	739	72.64
Refinance (Cash-Out)	120	71,568,437.11	26.00	596,403.64	6.161	361	742	67.93

Total	417	$275,244,727.10	100.00%

Types of Mortgaged Properties(1)

						Weighted		Weighted
			Percent of	Average	Weighted	Average	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Average	Original
	of	Principal	Loans in	Balance	Current	Term to	FICO	Loan-to-
	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	redit	Value Ratio
Property Type	Loans	Outstanding	Group 4	($)	Rate (%)	(Months)	Score	(%)
2-4 Family Residence	3	$2,456,000.00	0.89%	818,666.67	6.479	360	779	80.00
Cooperative	1	597,500.00	0.22	597,500.00	6.250	360	709	50.00
Low-Rise Condominium	44	26,847,264.31	9.75	610,165.10	6.169	360	745	75.80
Planned Unit Development	93	63,611,033.87	23.11	683,989.61	6.216	361	749	74.22
Single Family Residence	276	181,732,928.92	66.03	658,452.64	6.169	361	745	72.05

Total	417	$275,244,727.10	100.00%

(1)	Treated as real property.

Occupancy Types(1)

						Weighted
			Percent of	Average	Weighted	Average		Weighted
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
	of	Principal	Loans in	Balance	Current	Term to	Average	Original
	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-Value
Occupancy Type	Loans	Outstanding	Group 4	($)	Rate (%)	(Months)	Score	Ratio (%)
Primary Residence	391	$258,257,738.23	93.83%	660,505.72	6.181	361	746	73.06
Secondary Residence	26	16,986,988.87	6.17	653,345.73	6.216	360	755	71.12

Total	417	$275,244,727.10	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.
Remaining Terms to Maturity(1)

							Weighted
			Percent of	Average	Weighted	Weighted	Average
	Number	Aggregate	Mortgage	Principal	Average	Average	Original
	of	Principal	Loans in	Balance	Current	FICO	Loan-to-
Remaining Term	Mortgage	Balance	Loan	Outstanding	Mortgage	Credit	Value Ratio
to Maturity (Months)	Loans	Outstanding	Group 4	($)	Rate (%)	Score	(%)
352	1	$717,997.01	0.26%	717,997.01	6.750	752	77.84
353	1	572,000.00	0.21	572,000.00	6.250	783	80.00
357	1	1,496,841.31	0.54	1,496,841.31	6.125	770	80.00
358	3	2,060,162.00	0.75	686,720.67	6.357	729	75.73
359	56	37,155,453.78	13.50	663,490.25	6.271	744	74.53
360	352	231,476,273.00	84.10	657,603.05	6.166	747	72.53
479	1	650,000.00	0.24	650,000.00	6.375	695	79.41
480	2	1,116,000.00	0.41	558,000.00	5.944	717	79.72

Total	417	$275,244,727.10	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 4 is approximately 361 months.
Gross Margins(1)

Weighted
			Percent of	Average	Weighted	Average		Weighted
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
Gross	of	Principal	Loans in	Balance	Current	Term to	Average	Original
Margin	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-Value
(%)	Loans	Outstanding	Group 4	($)	Rate (%)	(Months)	Score	Ratio (%)
2.250	417	$275,244,727.10	100.00%	660,059.30	6.183	361	746	72.94

Total	417	$275,244,727.10	100.00%

(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans in Loan Group 4 was approximately 2.250%.

Maximum Mortgage Rates(1)

						Weighted
			Percent of	Average	Weighted	Average		Weighted
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
Maximum	of	Principal	Loans in	Balance	Current	Term to	Average	Original
Mortgage	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-Value
Rate (%)	Loans	Outstanding	Group 4	($)	Rate (%)	(Months)	Score	Ratio (%)
10.500	7	$4,568,900.00	1.66%	652,700.00	5.500	360	752	80.40
10.625	7	4,494,015.55	1.63	642,002.22	5.625	360	737	73.52
10.750	10	6,539,804.24	2.38	653,980.42	5.750	360	751	71.49
10.875	57	37,155,817.00	13.50	651,856.44	5.875	362	750	69.21
11.000	60	39,157,657.00	14.23	652,627.62	6.000	362	748	72.96
11.125	70	48,903,082.51	17.77	698,615.46	6.125	360	745	71.34
11.250	73	45,366,102.15	16.48	621,453.45	6.250	360	751	72.21
11.375	72	48,376,404.00	17.58	671,894.50	6.375	361	742	74.58
11.500	37	24,616,831.64	8.94	665,319.77	6.500	360	740	76.12
11.625	14	9,464,200.00	3.44	676,014.29	6.625	360	737	78.27
11.750	7	4,343,913.01	1.58	620,559.00	6.750	358	751	76.35
11.875	2	1,313,000.00	0.48	656,500.00	6.875	360	730	73.80
13.500	1	945,000.00	0.34	945,000.00	8.500	360	759	70.00

Total	417	$275,244,727.10	100.00%

(1)	As of the cut-off date, the weighted average maximum mortgage rate of the Mortgage Loans in Loan Group 4 was approximately 11.183% .
Minimum Mortgage Rates(1)

Weighted
			Percent of	Average	Weighted	Average		Weighted
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
Minimum	of	Principal	Loans in	Balance	Current	Term to	Average	Original
Mortgage	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-Value
Rate (%)	Loans	Outstanding	Group 4	($)	Rate (%)	(Months)	Score	Ratio (%)
2.250	417	$275,244,727.10	100.00%	660,059.30	6.183	361	746	72.94

Total	417	$275,244,727.10	100.00%

(1)	As of the cut-off date, the weighted average minimum mortgage rate of the Mortgage Loans in Loan Group 4 was approximately 2.250%.
Initial Rate Adjustment Dates

						Weighted
			Percent of	Average	Weighted	Average		Weighted
	Number	Aggregate	Mortgage	Principal	Average	Remaining	Weighted	Average
Initial Rate	of	Principal	Loans in	Balance	Current	Term to	Average	Original
Adjustment	Mortgage	Balance	Loan	Outstanding	Mortgage	Maturity	FICO Credit	Loan-to-Value
Date	Loans	Outstanding	Group 4	($)	Rate (%)	(Months)	Score	Ratio (%)
August 1, 2016	1	$717,997.01	0.26%	717,997.01	6.750	352	752	77.84
September 1, 2016	1	572,000.00	0.21	572,000.00	6.250	353	783	80.00
January 1, 2017	1	1,496,841.31	0.54	1,496,841.31	6.125	357	770	80.00
February 1, 2017	3	2,060,162.00	0.75	686,720.67	6.357	358	729	75.73
March 1, 2017	57	37,805,453.78	13.74	663,253.58	6.273	361	743	74.62
April 1, 2017	342	224,124,373.00	81.43	655,334.42	6.174	361	747	72.52
May 1, 2017	12	8,467,900.00	3.08	705,658.33	5.923	360	745	73.66

Total	417	$275,244,727.10	100.00%

Months to Initial Rate Adjustment Date

						Weighted
			Percent of		Weighted	Average	Weighted	Weighted
Range of Number		Aggregate	Mortgage	Average	Average	Remaining	Average	Average
of Months to	Number of	Principal	Loans in	Principal	Current	Term to	FICO	Original Loan-
Initial Rate	Mortgage	Balance	Loan	Balance	Mortgage	Maturity	Credit	to-Value Ratio
Adjustment Date	Loans	Outstanding	Group 4	Outstanding ($)	Rate (%)	(Months)	Score	(%)
85 — 120	405	$266,776,827.10	96.92%	658,708.22	6.191	361	746	72.91
121 and Above	12	8,467,900.00	3.08	705,658.33	5.923	360	745	73.66

Total	417	$275,244,727.10	100.00%

Initial Periodic Rate Cap

Weighted
			Percent of		Weighted	Average	Weighted	Weighted
		Aggregate	Mortgage	Average	Average	Remaining	Average	Average
	Number of	Principal	Loans in	Principal	Current	Term to	FICO	Original Loan-
Initial Periodic	Mortgage	Balance	Loan	Balance	Mortgage	Maturity	Credit	to-Value Ratio
Rate Cap (%)	Loans	Outstanding	Group 4	Outstanding ($)	Rate (%)	(Months)	Score	(%)
5.000	417	$275,244,727.10	100.00%	660,059.30	6.183	361	746	72.94

Total	417	$275,244,727.10	100.00%

Subsequent Periodic Rate Cap

Weighted
			Percent of		Weighted	Average	Weighted	Weighted
		Aggregate	Mortgage	Average	Average	Remaining	Average	Average
Subsequent	Number of	Principal	Loans in	Principal	Current	Term to	FICO	Original Loan-
Periodic Rate	Mortgage	Balance	Loan	Balance	Mortgage	Maturity	Credit	to-Value Ratio
Cap (%)	Loans	Outstanding	Group 4	Outstanding ($)	Rate (%)	(Months)	Score	(%)
2.000	417	$275,244,727.10	100.00%	660,059.30	6.183	361	746	72.94

Total	417	$275,244,727.10	100.00%

Interest-Only Period at Origination

						Weighted
			Percent of		Weighted	Average	Weighted	Weighted
		Aggregate	Mortgage		Average	Remaining	Average	Average
	Number of	Principal	Loans in	Average	Current	Term to	FICO	Original Loan-
Interest-Only	Mortgage	Balance	Loan	Principal Balance	Mortgage	Maturity	Credit	to-Value Ratio
Period (months)	Loans	Outstanding	Group 4	Outstanding ($)	Rate (%)	(Months)	Score	(%)
0	30	$18,269,898.11	6.64%	608,996.60	6.036	367	737	72.20
120	387	256,974,828.99	93.36	664,017.65	6.193	360	747	72.99

Total	417	$275,244,727.10	100.00%

Prepayment Charge Periods at Origination

						Weighted
			Percent of		Weighted	Average	Weighted	Weighted
		Aggregate	Mortgage	Average	Average	Remaining	Average	Average
Prepayment	Number of	Principal	Loans in	Principal	Current	Term to	FICO	Original Loan-
Charge Period	Mortgage	Balance	Loan	Balance	Mortgage	Maturity	Credit	to-Value Ratio
(months)	Loans	Outstanding	Group 4	Outstanding ($)	Rate (%)	(Months)	Score	(%)
0	271	$184,086,328.59	66.88%	679,285.35	6.194	360	748	72.46
12	80	49,740,843.40	18.07	621,760.54	6.205	361	747	74.31
36	46	30,236,443.11	10.99	657,313.98	6.131	360	738	74.25
60	20	11,181,112.00	4.06	559,055.60	6.032	360	741	71.22

Total	417	$275,244,727.10	100.00%

Annex I
Available Exchanges of Depositable Certificates for Exchangeable Certificates(1)(2)

Classes of Depositable Certificates			Related Classes of Exchangeable Certificates
	Original Class			Original Class
	Certificate			Certificate
	Balance or		Classes of	Balance or
Classes of Depositable	Notional	Pass-Through	Exchangeable	Notional	Pass-Through
Certificates	Amount	Rate	Certificates	Amount	Rate
Recombination 1

Class 2-A-1	$66,878,000	(3)	Class 2-A-3	$25,107,606	(4)
			Class 2-A-4	$41,770,394	(5)

Recombination 2

Class 2-A-1	$66,878,000	(3)	Class 2-A-5	$14,665,008	(6)
			Class 2-A-6	$52,212,992	(7)

Recombination 3

Class 2-A-1	$66,878,000	(3)	Class 2-A-7	$66,878,000	(9)
			Class 2-A-7X (8)	$66,878,000	(10)

Recombination 4

Class 2-A-1	$66,878,000	(3)	Class 2-A-8	$66,878,000	(9)
			Class 2-A-8X (8)	$66,878,000	(10)

Recombination 5

Class 3-A-1	$190,337,000	(11)	Class 3-A-3	$190,337,000	(12)
			Class 3-A-3X (8)	$190,337,000	(13)

Recombination 6

Class 3-A-1	$190,337,000	(11)	Class 3-A-4	$190,337,000	(12)
			Class 3-A-4X (8)	$190,337,000	(13)

Recombination 7

Class 3-A-1	$190,337,000	(11)	Class 3-A-5	$190,337,000	(12)
			Class 3-A-5X (8)	$190,337,000	(13)

Recombination 8

Class 4-A-1	$249,193,000	(14)	Class 4-A-3	$249,193,000	(15)
			Class 4-A-3X (8)	$249,193,000	(16)

Recombination 9

Class 4-A-1	$249,193,000	(14)	Class 4-A-4	$249,193,000	(15)
			Class 4-A-4X (8)	$249,193,000	(16)

Recombination 10

Class 4-A-1	$249,193,000	(14)	Class 4-A-5	$249,193,000	(15)
			Class 4-A-5X (8)	$249,193,000	(16)

(1)	Depositable Certificates and Exchangeable Certificates may be exchanged only in the proportions shown in this Annex I. In any exchange, the relative proportions of the Depositable Certificates to be delivered (or, if applicable, received) in such exchange will equal the proportions reflected by the outstanding Class Certificate Balances of the Depositable Certificates at the time of exchange.

(2)	If, as a result of a proposed exchange, a certificateholder would hold a Depositable Certificate or Exchangeable Certificate of a class in an amount less than the applicable minimum denomination for that class, the certificateholder will be unable to effect the proposed exchange. See “Description of the Certificates— Book-Entry Certificates; Denominations” in this free writing prospectus.

(3)	The pass-through rate for the Class 2-A-1 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in loan group 2.

(4)	The pass-through rate for the Class 2-A-3 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in loan group 2 plus 0.78072%.

(5)	The pass-through rate for the Class 2-A-4 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in loan group 2 minus 0.46928%.

(6)	The pass-through rate for the Class 2-A-5 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in loan group 2 plus 0.78072%.

(7)	The pass-through rate for the Class 2-A-6 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in loan group 2 minus 0.21928%.

(8)	The Class 2-A-7X, Class 2-A-8X, Class 3-A-3X, Class 3-A-4X, Class 3-A-5X, Class 4-A-3X, Class 4-A-4X and Class 4-A-5X Certificates are interest-only notional amount certificates.

(9)	The pass-through rates for the Class 2-A-7 and Class 2-A-8 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in loan group 2 minus the pass-through rate of the Class 2-A-7X and Class 2-A-8X Certificates, respectively.

(10)	The pass-through rates for the Class 2-A-7X and Class 2-A-8X Certificates for the interest accrual period related to any Distribution Date (x) prior to the Distribution Date in May 2012, will be 0.46928% and 0.21928%, respectively, and (y) on or after the Distribution Date in May 2012, 0.00000%.

(11)	The pass-through rate for the Class 3-A-1 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in loan group 3.

(12)	The pass-through rates for the Class 3-A-3, Class 3-A-4 and Class 3-A-5 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in loan group 3 minus the pass-through rate of the Class 3-A-3X, Class 3-A-4X and Class 3-A-5X Certificates, respectively.

(13)	The pass-through rates for the Class 3-A-3X, Class 3-A-4X and Class 3-A-5X Certificates for the interest accrual period related to any Distribution Date (x) prior to the Distribution Date in May 2014, will be 0.31834%, 0.19334% and 0.06834%, respectively, and (y) on or after the Distribution Date in May 2014, 0.00000%.

(14)	The pass-through rate for the Class 4-A-1 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in loan group 4.

(15)	The pass-through rates for the Class 4-A-3, Class 4-A-4 and Class 4-A-5 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in loan group 4 minus the pass-through rate of the Class 4-A-3X, Class 4-A-4X and Class 4-A-5X Certificates, respectively.

(16)	The pass-through rates for the Class 4-A-3X, Class 4-A-4X and Class 4-A-5X Certificates for the interest accrual period related to any Distribution Date (x) prior to the Distribution Date in May 2017, will be 0.49889%, 0.37389% and 0.24889%, respectively, and (y) on or after the Distribution Date in May 2017, 0.00000%.